As filed with the Securities and Exchange Commission on September 30, 2014

Registration No. 333-197506

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Alberta, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

926 W. Sprague Avenue, Suite 200
Spokane, Washington 99201
Tel: (509) 623-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Rockne J. Timm
926 W. Sprague Avenue, Suite 200
Spokane, Washington 99201
Tel: (509) 623-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Albert G. McGrath, Jr. Baker & McKenzie LLP 2300 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201 Tel: (214) 978-3028	Jonathan B. Newton Baker & McKenzie LLP 700 Louisiana, Suite 3000 Houston, Texas 77002 Tel: (713) 427-5000

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

                This Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-197506) (as amended, this "Registration Statement") is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), by Gold Reserve Inc., a public company organized under the laws of Alberta, Canada (the "Company"),  to reflect a continuance of the Company under the Business Corporations Act (Alberta) (the "ABCA") whereby the legal domicile of the Company changed from the Yukon, Canada to Alberta, Canada, effective as of September 9, 2014 (the "Continuance"). The Continuance was effected through a continuance resolution, approved by the Company's shareholders on September 5, 2014, which authorized the Company to continue under the ABCA as if it had been incorporated under such statute.  As a result of the Continuance, the Company continues as the same legal entity, other than its domicile has changed.  In addition, following the Continuance, the Company continues its same business and operations and shareholders continue to hold the same number of Class A common shares, equity units (including Class B common shares) or other securities of the Company as they currently hold, with the same rights and obligations, as the case may be, attaching thereto, except that the Company is now organized in Alberta, Canada.  Pursuant to Rule 414 of the Securities Act, the Company is a successor issuer and hereby expressly affirms that the Registration Statement continues to be its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. Registration fees were originally paid at the time of filing of the original Registration Statement.

The information in this prospectus is not complete and may be changed.  The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2014

PROSPECTUS

GOLD RESERVE INC.

$37,308,000 11% Senior Subordinated Convertible Notes due 2015,
Up to $6,754,086 11% Senior Subordinated Interest Notes due 2015 and
Up to 10,659,424 Class A Common Shares

On June 18, 2014, we consummated the restructuring of approximately $25.3 million aggregate principal amount of our outstanding 5.50% Senior Subordinated Convertible Notes due 2014 ("2014 Notes").  In connection with the restructuring, we issued approximately $25.3 million aggregate principal amount of 11% Senior Subordinated Convertible Notes due 2015 (the "Modified Notes").  Simultaneously with the issuance of the Modified Notes, we issued $12.0 million aggregate principal amount of 11% Senior Subordinated Convertible Notes due 2015 (the "New Notes" and together with the Modified Notes, the "2015 Notes") having the same terms as the Modified Notes, other than CUSIP number and issue price.  Interest on the 2015 Notes accrues and is capitalized quarterly and is payable in a new series of 11% Senior Subordinated Interest Notes due 2015 (the "Interest Notes" and together with the 2015 Notes, the "Notes").  Interest on the Interest Notes is also payable in additional Interest Notes.

This prospectus covers resales from time to time by the selling securityholders named under "Selling Securityholders" (the "Selling Securityholders") of any or all of the 2015 Notes held by the Selling Securityholders, any or all of the Interest Notes held by, or to be issued to, the Selling Securityholders and any Class A common shares, no par value (the "Class A Common Shares"), issuable upon conversion of the 2015 Notes.  The Notes and the Class A Common Shares are referred to collectively herein as the "Securities." The restructuring of the 2014 Notes and the simultaneous issuance of the New Notes is collectively referred to herein as the "Restructuring and New Notes Sale."

The Securities may be offered from time to time by the Selling Securityholders through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices and in other ways as described in the "Plan of Distribution."

We will not receive any proceeds from the sale of these Securities.  See "Use of Proceeds."

The Notes bear interest at a rate of 11% per annum.  Interest on the Notes accrues and is capitalized quarterly and is payable on June 30, September 30, December 31 and March 31 of each year.  Interest on the Notes is payable in Interest Notes.  The Notes will mature on December 31, 2015.

Holders of the 2015 Notes may convert their 2015 Notes into 285.71 Class A Common Shares per $1,000 principal amount of indebtedness evidenced by the 2015 Notes (which is equivalent to a conversion price of $3.50 per share), subject to adjustment upon the occurrence of certain events.  The Interest Notes are not convertible into our Class A Common Shares or any other security.  The Notes are our general unsecured obligations and rank equal in right of payment to all of our existing and future senior indebtedness, and senior in right of payment to our future subordinated debt.  The Notes are currently evidenced by physical certificates held in the names of the Selling Securityholders.  In connection with the filing of the registration statement of which this prospectus forms a part, we intend to request that the Notes become eligible for deposit with The Depository Trust Company ("DTC").  If and when the Notes have been made eligible with DTC, the Notes will be evidenced by one or more global notes deposited with a custodian for and registered in the name of a nominee of DTC.  Beneficial interests in the global notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants.

Our Class A Common Shares are listed for trading on the TSX Venture Exchange (the "TSXV") under the symbol "GRZ.V" and trade on the OTCQB under the symbol "GDRZF."  On September 29, 2014, the closing sale prices of the Class A Common Shares as reported by the TSXV and OTCQB were Cdn $4.30 and $3.88, respectively.  Our Class A Common Shares have full voting, dividend and liquidation rights.  We do not intend to apply for a listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.

An investment in the Securities is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 12.  You should read this document and the documents incorporated by reference into this prospectus before you invest.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Securities are being offered to investors in the United States of America, other than in the states of Montana, New Hampshire and North Dakota and the District of Columbia.

The date of this prospectus is                          , 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION BY REFERENCE

RECENT EVENTS

PROSPECTUS SUMMARY

RISK FACTORS

CAPITALIZATION AND INDEBTEDNESS

USE OF PROCEEDS

EXPENSES

PRICE RANGE FOR CLASS A COMMON SHARES AND THE NOTES

RATIO OF EARNINGS TO FIXED CHARGES

DESCRIPTION OF CLASS A COMMON SHARES

DESCRIPTION OF THE NOTES

SELLING SECURITYHOLDERS

PLAN OF DISTRIBUTION

EXCHANGE CONTROLS

INSPECTION OF DOCUMENTS

TAXATION

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

LEGAL MATTERS

EXPERTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC with respect to $37,308,000 aggregate principal amount of 2015 Notes, up to $6,754,086 aggregate principal amount of Interest Notes and up to 10,659,424 Class A Common Shares which may be offered and sold from time to time in one or more offerings by the Selling Securityholders named in the section "Selling Securityholders."

This prospectus only provides you with a general description of the Securities that the Selling Securityholders may sell or offer.  Each time a Selling Securityholder sells Securities, if required, we will provide a prospectus supplement or amendment containing specific information about the offering.  Any such prospectus supplement or amendment may include a discussion of any risk factors or other special considerations that apply to that offering.  The prospectus supplement or amendment may also add, update or change the information in this prospectus or in the documents that we have incorporated into this prospectus by reference.  To the extent that any statement made in a prospectus supplement or amendment conflicts with statements made in this prospectus, the statements made in the prospectus supplement or amendment will be deemed to modify or supersede those made in this prospectus.

The rules of the SEC allow us to incorporate by reference certain information into this prospectus.  Before purchasing any of the Securities, you should carefully read this prospectus, especially the information discussed under "Risk Factors," and any prospectus supplement or amendment together with the additional information incorporated by reference herein.  See "Incorporation by Reference" for a description of the documents from which information is incorporated and "Where You Can Find More Information" to learn how to obtain a copy of such documents.

You should rely only upon the information contained in, or incorporated by reference into, this document.  Neither we nor any Selling Securityholder have authorized any other person to provide you with different information.  No other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document.  Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise, reference in this prospectus to:

•                     "we," "us," "our," "Gold Reserve," the "registrant" or the "Company" refers to Gold Reserve Inc. and its subsidiaries

•                     "$", "U.S. $," or "U.S. dollars" in this document refer to U.S. dollars

•                     "Cdn $" or "Canadian dollars" refer to Canadian dollars

•                     "Securities Act" refers to the U.S. Securities Act of 1933, as amended

•                     "Exchange Act" refers to the U.S. Securities Exchange Act of 1934, as amended

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information presented or incorporated by reference in this document contains both historical information and "forward-looking statements" (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) or "forward looking information" (within the meaning of applicable Canadian securities laws) (collectively referred to herein as "forward looking statements") that may state our intentions, hopes, beliefs, expectations or predictions for the future.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies that may cause our actual financial results, performance, or achievements to be materially different from those expressed or implied herein and many of which are outside our control.  Some of the material factors or assumptions used to develop forward-looking statements include, without limitation, the uncertainties associated with: the arbitration proceedings under the Additional Facility Rules of the International Centre for Settlement of Investment Disputes ("ICSID") against the Bolivarian Republic of Venezuela seeking compensation in the arbitration for all of the loss and damage resulting from Venezuela's wrongful conduct (Gold Reserve Inc. v. Bolivarian Republic of Venezuela (ICSID Case No. ARB(AF)/09/1)) (the "Brisas arbitration"), actions by the Venezuelan government, economic and industry conditions influencing the future sale of the Brisas Project (as defined herein) and the related equipment and conditions or events impacting our ability to fund our operations or service our debt.

Forward-looking statements involve risks and uncertainties, as well as assumptions that may never materialize, prove incorrect or materialize other than as currently contemplated which could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The words "believe," "anticipate," "expect," "intend," "estimate," "plan," "may," "could" and other similar expressions that are predictions of or indicate future events and future trends, which do not relate to historical matters, identify forward-looking statements.  Any such forward-looking statements are not intended to provide any assurances as to future results.

Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation:

•                     the outcome of our arbitration against the Bolivarian Republic of Venezuela, including any settlement or collection of our Award (as defined herein);

•                     continued servicing or restructuring of our notes, convertible notes or other obligations as they come due;

•                     prospects for exploration and development of other mining projects by us;

•                     equity dilution resulting from the conversion of the convertible notes in part or in whole to Class A Common Shares;

•                     value, if any, realized from the disposition of the remaining Brisas Project related assets;

•                     ability to maintain continued listing on the TSXV or continued trading on the OTCQB;

•                     competition with companies that are not subject to, or do not follow, Canadian and U.S. laws and regulations;

•                     corruption, uncertain legal enforcement and political and social instability;

•                     our current liquidity and capital resources and access to additional funding in the future if required;

•                     regulatory, political and economic risks associated with foreign jurisdictions including changes in laws and legal regimes;

•                     currency, metal prices and metal production volatility;

•                     adverse U.S., Canadian and/or Mexican tax consequences;

•                     abilities and continued participation of certain key employees; and

•                     risks normally incident to the exploration, development and operation of mining properties.

This list is not exhaustive of the factors that may affect any of our forward-looking statements.  See "Risk Factors."

Investors are cautioned not to put undue reliance on forward-looking statements, whether in this document, other documents periodically filed or furnished with the SEC or other securities regulators or presented on our website.  Forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this notice.  We disclaim any intent or obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of assumptions or factors, whether as a result of new information, future events or otherwise, subject to our disclosure obligations under applicable rules promulgated by the SEC.  Investors are urged to read our filings with U.S. and Canadian securities regulatory authorities, which can be viewed online at www.sec.gov and www.sedar.com, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act.  Under the Exchange Act we are required to file or furnish annual and special reports and other information with the SEC.  As a foreign private issuer under the Exchange Act, we are exempt from rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  We are also exempt from Regulation FD.

You may read and copy any of the reports, statements, or other information we file or furnish with the SEC at the SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC filings are also available to the public from commercial document retrieval services and are available at the Internet website maintained by the SEC at www.sec.gov.

These reports and other information filed or furnished by us with the SEC are also available free of charge at our website at www.goldreserveinc.com, under our "Investor Relations" tab.  Our website also contains filings made with the Canadian securities regulatory authorities, which can also be accessed at www.sedar.com.

The information contained in our website is not  incorporated by reference and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form F-3 under the Securities Act covering the Securities offered by this prospectus.  This prospectus does not contain all of the information that you can find in our registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to "incorporate by reference" the information we file or furnish with them.  This means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file or furnish with the SEC will automatically update and supersede the information in this prospectus.  We incorporate by reference into this prospectus the following documents:

•                     Our annual report on Form 40-F, for our fiscal year ended December 31, 2013 filed on April 29, 2014;

•                     Our reports on Form 6-K furnished on April 29, 2014, May 1, 2014, May 5, 2014, May 7, 2014 (two reports), May 23, 2014 (no interim financial information incorporated by reference is audited), June 10, 2014, June 20, 2014, June 26, 2014, July 23, 2014, July 28, 2014, August 12, 2014, August 29, 2014 (no interim financial information incorporated by reference is audited), September 9, 2014, September 19, 2014, September 23, 2014 and September 25, 2014;

•                     The description of our Capital Stock set forth in our report on Form 6-K furnished on September 19, 2014;

•                     The description of the Class A Common Share purchase rights set forth in our report on Form 6-K furnished on September 19, 2014;

•                     Our Articles of Continuance and By-law No. 1 contained in Exhibits 99.1 and 99.2, respectively, to our report on Form 6-K furnished on September 19, 2014; and

•                     All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 40-F mentioned above.

In particular, we incorporate by reference our audited financial statements included in Exhibit 99.2 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2013.

In the event of conflicting information in these documents, the information in the latest filed documents should be considered correct.

In addition, any future filings made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the Securities made under this prospectus, and any future reports on Form 6-K furnished by us to the SEC during such period or portions thereof that are identified in such forms as being incorporated into the registration statement of which this prospectus forms a part, shall be considered to be incorporated in this prospectus by reference and shall be considered a part of this prospectus from the date of filing of such documents.

You may obtain copies of any of these filings as described below, through the SEC or through the SEC's Internet website, or through our website as described in "Where You Can Find More Information."  Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone to:

Mary E. Smith
Gold Reserve Inc.,
926 W. Sprague Avenue, Suite 200
Spokane, Washington 99201
Tel: 509-623-1500

RECENT EVENTS

Brisas Arbitration Award

In October 2009, we filed a Request for Arbitration with ICSID against the Bolivarian Republic of Venezuela seeking compensation for all of the loss and damage resulting from the Venezuelan government's wrongful conduct, including its expropriation of the Brisas Project, a gold and copper project located in the Kilometer 88 mining district of the State of Bolivar in south-eastern Venezuela (the "Brisas Project"), and our Choco 5 property.  Our claim included the full market value of the legal rights to develop the Brisas Project as of the date of the tribunal's decision, the value of the Choco 5 property and interest on the claim calculated since the loss. Our claim totaled approximately $2.1 billion, which included interest of approximately $400 million. On September 22, 2014, the tribunal announced that it had awarded the Company $740.3 million (the "Award") in connection with the Brisas arbitration. Payment of the Award is due and payable immediately with any unpaid amounts accruing interest at a rate of LIBOR plus 2% per annum.

Continuance to Alberta

 Effective September 9, 2014, the legal domicile of the Company was changed from the Yukon, Canada to Alberta, Canada pursuant to a continuance (the "Continuance") of the Company under the Business Corporations Act (Alberta) (the "ABCA"). The Continuance was effected through a continuance resolution, approved by the Company's shareholders on September 5, 2014, which authorized the Company to continue under the ABCA as if it had been incorporated under such statute.   As a result of the Continuance, the Company continues as the same legal entity, other than its domicile has changed.  In addition, following the Continuance, the Company continues its same business and operations and shareholders continue to hold the same number of Class A Common Shares, equity units (including Class B common shares) or other securities of the Company as they currently hold, with the same rights and obligations, as the case may be, attaching thereto, except that the Company is now organized in Alberta, Canada.

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference herein.  It does not contain all the information that may be important to you.  You should carefully read this prospectus and the documents incorporated by reference herein, before deciding to invest in our securities.

The Company

We are incorporated under the laws of Alberta, Canada and are engaged in the business of acquiring, exploring and developing mining projects.  We are an exploration stage company incorporated in 1998 under the laws of Yukon, Canada and are the successor issuer to Gold Reserve Corporation, which was incorporated in 1956. On September 9, 2014, we changed our legal domicile from the Yukon, Canada to Alberta, Canada.  From 1992 to 2008 we focused substantially all of our management and financial resources on the development of the Brisas Project.  The Brisas Project and our Choco 5 property (also located in Venezuela) were expropriated by the Venezuelan government in 2008.  On September 22, 2014, the ICSID tribunal announced an Award to the Company in the amount of $740.3 million in connection with the Brisas arbitration relating to such expropriations.  See "Recent Events―Brisas Arbitration Award."

As of June 30, 2014 (the last business day of our most recently completed second fiscal quarter), less than 50% of our outstanding voting securities were directly or indirectly held of record by residents of the U.S.  Because the share ownership percentage of U.S. residents of the Company is less than 50% and we are organized under Canadian law, namely, the ABCA, we are a "foreign private issuer" pursuant to Rule 3b-4 under the Exchange Act.  We previously reported as a foreign private issuer for many years prior to our annual report on Form 10-K for the fiscal year ended December 31, 2009, as during 2009 our shareholder composition changed such that more than 50% of our outstanding voting securities were directly or indirectly held of record by residents of the U.S. and greater than one-half of our management and directors were U.S. residents.  As of June 30, 2011, we returned to foreign private issuer reporting for administrative ease and as a cost-savings measure.

Our administrative office is located at 926 West Sprague Avenue, Suite 200, Spokane, WA 99201, U.S.A. and our telephone and fax numbers are (509) 623-1500 and (509) 623-1634, respectively.

Relationship to Selling Securityholders

Except as otherwise disclosed in this prospectus, the Selling Securityholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

In the second quarter of 2012, certain of the Selling Securityholders or their affiliates, and certain other holders of the Company's convertible notes, entered into a restructuring agreement (the "2012 Restructuring Agreement") with the Company.  During the fourth quarter of 2012, pursuant to the 2012 Restructuring Agreement, we consummated the restructuring of $101.3 million of our $102.3 million total aggregate principal amount of 5.50% Senior Subordinated Convertible Notes due June 15, 2022 (the "Original Notes").  In connection with the 2012 restructuring, we paid approximately $33.8 million in cash and issued approximately $42.2 million in equity (representing 12,412,501 Class A Common Shares at $3.40 per share), approximately $25.3 million aggregate principal amount of 2014 Notes (convertible into Class A Common Shares under certain circumstances at $4.00 per share) and a contingent value right distributed pro-rata to the participating holders totaling 5.468% of any award or settlement of our Brisas arbitration.  Pursuant to the 2012 Restructuring Agreement, the Selling Securityholders or their affiliates received a total of 12,406,913 Class A Common Shares, 2014 Notes in the aggregate principal amount of approximately $25.3 million, cash in the amount of approximately $32.7 million and 5.465% contingent value rights.

During the third quarter of 2013, we closed a private placement (the "2013 Private Placement") for gross proceeds of approximately $5.25 million.  Pursuant to the 2013 Private Placement, we issued 1,750,000 units of securities of the Company (each a "Unit") at a price of $3.00 per Unit.  Each Unit comprised one Class A Common Share and one-half of one Class A Common Share purchase warrant, with each whole warrant exercisable by the holder for a period of two years after its issuance to acquire one Class A Common Share at a price of $4.00 per share.  Certain of the Selling Securityholders or their affiliates participated in the 2013 Private Placement.

On June 18, 2014, we consummated the Restructuring and New Notes Sale pursuant to a subordinated note restructuring and note purchase agreement, dated as of June 18, 2014 (the "2014 Restructuring Agreement"), among us, certain holders of the 2014 Notes and the purchasers of the New Notes.  Pursuant to the 2014 Restructuring Agreement, we extended the maturity date of approximately $25.3 million aggregate principal amount of our 2014 Notes from June 29, 2014 to December 31, 2015 and issued $12.0 million aggregate principal amount of New Notes also maturing December 31, 2015.  We paid with respect to the New Notes, a fee of 2.5% of the principal (or approximately $0.3 million) in the form of an original issue discount ("OID")  and with respect to the 2014 Notes, a cash extension fee of 2.5% of the principal (or approximately $0.6 million).  See "Description of the Notes" for a discussion of the terms of the 2015 Notes and the Interest Notes.

See "Selling Securityholders" for the amount of each of the Securities beneficially owned by the Selling Securityholders prior to this offering, the amount of each of the Securities being registered for resale, as well as the percentage of each class of Securities that each Selling Securityholder will own after the completion of this offering.

The Offering

Class A Common Shares to be offered by the Selling Securityholders................................................	10,659,424 Class A Common Shares that are issuable upon the conversion of our 2015 Notes held by the Selling Securityholders.
OTCQB Symbol for Class A Common Shares......	GDRZF
TSXV Symbol for Class A Common Shares..........	GRZ.V
Notes to be offered by the Selling Securityholder.................................................

$37,308,000 aggregate principal amount of 11% Senior Subordinated Convertible Notes due 2015, which amount includes $25,308,000 aggregate principal amount of Modified Notes and $12,000,000 aggregate principal amount of New Notes. The Modified Notes and the New Notes were issued under different CUSIP numbers and are not, and in the future will not be, fungible with each other or considered part of the same issue for federal income tax purposes.

Up to $6,754,086 aggregate principal amount of 11% Senior Subordinated Interest Notes due 2015, which amount represents the greatest aggregate principal amount of Interest Notes that may be issued under the Indenture (as defined herein) in connection with the regular payment of interest on the 2015 Notes and previously issued Interest Notes on or prior to the maturity date of the Notes.

Maturity Date of the Notes.......................................	December 31, 2015, unless earlier repurchased or converted (if applicable).
Interest Payment Dates of the Notes.......................	June 30, September 30, December 31 and March 31 of each year.
Interest..........................................................................	11% per annum accruing and capitalizing quarterly. Interest will be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.
Ranking.........................................................................	The Notes are our general unsecured obligations.
Conversion Rights.......................................................

Holders may convert their 2015 Notes at their option on any day to and including the business day immediately preceding the maturity date into our Class A Common Shares at the conversion rate of $3.50 per share, subject to adjustment in certain circumstances. The Interest Notes are not convertible into our Class A Common Shares or any other security.

Trustee and Paying Agent..........................................	U.S. Bank National Association is the Trustee and paying agent. Computershare Trust Company of Canada is the Co‑Trustee.
DTC Eligibility..............................................................

The Notes are currently evidenced by physical certificates held in the names of the Selling Securityholders. In connection with the filing of the registration statement of which this prospectus forms a part, we intend to request that the Notes become eligible for deposit with DTC. If and when the Notes have been made eligible with DTC, the Notes will be evidenced by one or more global notes deposited with a custodian for and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants. See "Description of the Notes—Global note, book-entry form."

Listing and Trading of Notes.....................................	The Notes will not be listed on any securities exchange.
Governing Law............................................................	The Indenture and the Notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York.
Terms of the Offering.................................................	Each Selling Securityholders will determine when and how it will sell the Securities offered in this prospectus.
Use of Proceeds...........................................................

We will not receive proceeds from the resale of the Securities by the Selling Securityholders. However, we did receive proceeds from the sale of the New Notes when originally offered in June 2014. We also received proceeds from the sale of the Original Notes when originally offered in 2007. See "Use of Proceeds."

Risk Factors..................................................................

See "Risk Factors" beginning on page 12 and other information included in this prospectus or incorporated by reference herein for a discussion of factors you should consider before deciding to invest in the Securities.

RISK FACTORS

Set out below are certain risk factors that could materially adversely affect our future business, operating results or financial condition.  Investors should carefully consider these risk factors and the other risk factors and information in this prospectus, including under "Cautionary Note Regarding Forward-Looking Statements" and our filings with the SEC.  These filings include our annual report on Form 40-F for the year ended December 31, 2013 filed with the SEC on April 29, 2014, which is incorporated by reference in this prospectus, our reports on Form 6-K subsequently furnished to the SEC of which we have determined to incorporate by reference into this prospectus, and the other documents incorporated by reference in this prospectus, before making investment decisions involving the Securities.

Risks Related to Our Arbitration Proceedings

Failure to collect the Award issued in connection with the Brisas arbitration could materially adversely affect the Company.

In October 2009, we filed a Request for Arbitration with ICSID against the Bolivarian Republic of Venezuela seeking compensation for all of the loss and damage resulting from the Venezuelan government's wrongful conduct, including its expropriation of the Brisas Project and our Choco 5 property.  Our claim included the full market value of the legal rights to develop the Brisas Project as of the date of the tribunal's decision, the value of the Choco 5 property and interest on the claim calculated since the loss. Our claim totaled approximately $2.1 billion, which included interest of approximately $400 million. On September 22, 2014, the tribunal announced that it had awarded the Company $740.3 million in connection with the Brisas arbitration. Payment of the Award is due and payable immediately with any unpaid amounts accruing interest at a rate of LIBOR plus 2% per annum. While we continue to analyze the lengthy text of the Award, the Company has commenced steps to pursue the recognition and collection of the Award against the Venezuelan government.  The Venezuelan government has a limited right to apply for annulment of the Award on certain grounds.  Although the Award has been granted, there is no assurance that we will be successful in collecting the Award from the Venezuela government and/or any collection process may be time consuming or expensive.  Failure to collect the Award would materially adversely affect the Company, including our ability to service debt and our ability to maintain sufficient liquidity to operate as a going concern (see "―Risks Related to the Business").

We do not know when our arbitration proceedings against Venezuela, including the collection of the Award,  will be completed.

We understand that numerous pending arbitration actions are being pursued against Venezuela at this time before the ICSID (See ICSID website at icsid.worldbank.org/ICSID/) and further understand that Venezuela has reportedly settled and/or made full or partial payment for damages to a limited number of claimants.  ICSID Arbitrations are non-public proceedings and, as a result, we have no specific information regarding the actual amounts paid or what percentage such payments represented of the original claim against Venezuela or the timing of such payments.

The tribunal held an oral hearing on the merits with the parties in February 2012 and the parties submitted post-hearing briefs in March, May and June 2012 as requested by the tribunal.  In July 2012, the tribunal issued a procedural order requesting both parties to submit further expert reports addressing certain valuation issues. The expert initial and reply reports for both parties were filed May 24 and June 28, 2013, respectively, and on August 5, 2013 the parties filed final comments on the expert reports.  On October 15 and 16, 2013, the tribunal held an oral hearing focused on the additional expert evidence requested in its previous procedural order. Subsequent to the October oral hearing the tribunal issued post-hearing procedural instructions and the parties submitted post-hearing briefs on December 23, 2013.  Pursuant to an April 30, 2014 request by the tribunal, both parties submitted their legal and technical costs in late May 2014. In July 2014, the tribunal declared the proceedings in the Brisas arbitration closed.  On September 22, 2014, the tribunal announced that it had awarded the Company $740.3 million in connection with the Brisas arbitration.

Payment of the Award is due and payable immediately with any unpaid amounts accruing interest at a rate of LIBOR plus 2% per annum.  While we continue to analyze the lengthy text of the Award, the Company has commenced steps to pursue the recognition and collection of the Award against the Venezuelan government.  The Venezuelan government has a limited right to apply for annulment of the Award on certain grounds.  As a result of the foregoing, and based on the uncertain nature of arbitration under investment treaties, we do not have a basis upon which to estimate the likelihood of collection of the Award or any portion thereof (or settlement with the government of Venezuela in lieu of collection such Award) or, if we are successful in collecting the Award from, or settling with, the Venezuelan government, the timing or amount for such collection or settlement.  Accordingly, there can be no assurances that the Award will be collected or settled within any specific or reasonable period of time or that we will receive any or all of the Award (or any such settlement).

Risks Related to the Notes

Our ability to generate the cash needed to pay principal amounts on the Notes and service any other debt depends on many factors, some of which are beyond our control.

Our ability to generate cash from operations to meet scheduled payments or to refinance our debt will depend on our financial and operating performance which, in turn, is subject to the business risks described in this prospectus. Some of these risks are beyond our control. If our cash flow and capital resources are insufficient to fund our operational or debt service obligations, we may be forced to reduce or to delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt.

Unless and until we successfully collect all or a portion of the Award from the Venezuelan government (or otherwise settle with the Venezuelan government) or acquire and/or develop other operating properties which provide positive cash flow, we may not have the ability to repurchase the Notes in cash upon the occurrence of a fundamental change, or to pay cash upon the conversion of 2015 Notes, as required by the Indenture.

We will be required to make an offer to repurchase the Notes upon the occurrence of a fundamental change as described under "Description of the Notes."  We may not have sufficient funds to repurchase the Notes in cash or to make the required repayment at such time or have the ability to arrange necessary financing on acceptable terms.

A fundamental change may also constitute an event of default or require prepayment under, or result in the acceleration of the maturity of, our other indebtedness outstanding at the time.  Our ability to repurchase the Notes in cash or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.  Our failure to repurchase the Notes or pay cash or issue our Class A Common Shares in respect of conversions, if applicable, when required would result in an event of default with respect to the Notes.

Your right to receive payments on the Notes is subordinated to certain future indebtedness which may be incurred.

The Indenture governing the Notes, as modified by the Second Supplemental Indenture (as defined herein), prohibits us from (i) pledging, hypothecating, transferring or otherwise disposing of or encumbering our Mining Data (as defined herein) or any Arbitration Award (as defined herein) (or permitting any subsidiary to take any of the foregoing actions) or (ii) incurring any additional indebtedness that ranks equal in right of payment or senior in right of payment to the Notes (or permitting any subsidiary to incur any indebtedness), subject to certain exceptions, including the issuance in the future of Interest Notes, in each case without the consent of holders of not less than 75% in aggregate principal amount of the outstanding 2015 Notes and Interest Notes, voting together as a single class.  Notwithstanding the foregoing restrictions, to the extent we incur certain indebtedness which may be senior to the Notes and/or secured by a lien on substantially all of our assets, including, but not limited to, the pledge of all rights, properties, equipment or all or a portion of the capital stock of certain of our subsidiaries holding such assets, the Notes also would be effectively subordinated to such indebtedness and other secured debt to the extent of the collateral securing the indebtedness.  As a result, upon any distributions to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the lenders of such indebtedness would have the right to be paid in full before any payment could be made with respect to the Notes.  Accordingly, all or a substantial portion of our assets could be unavailable to satisfy the claims of the holders of Notes.

The Notes are effectively subordinated to all liabilities of our subsidiaries.

All or a substantial portion of the indebtedness we may incur could be incurred and/or guaranteed by our subsidiaries.  None of our subsidiaries has guaranteed or otherwise become obligated with respect to the Notes.  Accordingly, our right to receive assets from any of our subsidiaries upon such subsidiary's bankruptcy, liquidation or reorganization and the right of holders of the Notes to participate in those assets, is effectively subordinated to claims of that subsidiary's creditors, including trade creditors.

The ability of our subsidiaries and other interests to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party.

We could incur substantially more debt and may take other actions which may affect our ability to satisfy our obligations under the Notes.

Subject to the limitations described under the risk factor entitled "―Your right to receive payments on the Notes is subordinated to certain future indebtedness which may be incurred" and certain other anti-layering limitations, we will not be restricted under the terms of the Notes or the Indenture from incurring or guaranteeing additional indebtedness, including secured debt.  In addition, the covenants applicable to the Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.  We may incur additional substantial debt in the future.  In addition, such additional indebtedness could contain covenants that, among other things, restrict our ability to sell assets, incur additional secured indebtedness, engage in mergers or consolidations and engage in transactions with affiliates.  We could also be required to comply with specified financial ratios and terms.  Our ability to recapitalize, incur additional debt that may contain covenants and take a number of other actions that are not limited by the terms of the Notes or the Indenture could have important consequences to holders of Notes, including:

•                     impairment of our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general purposes and our ability to satisfy our obligations with respect to the Notes;

•                     dedication of a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures; and

•                     limitation of our flexibility to adjust to changing market conditions and ability to withstand competitive pressures, and increased vulnerability to a downturn in general economic conditions or our business that could impair our ability to carry out capital spending that is necessary or important to our business strategy.

In addition, we are not restricted from paying dividends to our shareholders or repurchasing Class A Common Shares by the terms of the Notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.

Upon the occurrence of a fundamental change, we will be required to make an offer to repurchase the Notes.  The fundamental change provisions, however, will not afford protection to holders of the Notes in the event of certain transactions.  For example, certain leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to make an offer to repurchase the Notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Notes.

Upon the occurrence of a fundamental change and in connection with your right to require us to repurchase the Notes, we may satisfy our obligations through the issuance of our Class A Common Shares.

You may not receive cash for Notes you hold in connection with our offer to repurchase the Notes upon the occurrence of a fundamental change or in connection with your right to require us to repurchase the Notes if we elect to satisfy our obligations by issuing to you Class A Common Shares.  The number of Class A Common Shares we will issue will depend on the market price of our Class A Common Shares at the time.  Because the value of the Class A Common Shares we may issue upon the occurrence of a fundamental change or in connection with your right to require us to repurchase the Notes will be determined prior to the settlement of the shares, you will bear the risk that the value of the Class A Common Shares may decrease between the time the price is set and settlement.

Upon conversion of the 2015 Notes, we will have the option to deliver cash in lieu of some or all the Class A Common Shares to be delivered upon conversion, the amount of cash to be delivered per 2015 Note being calculated on the basis of average prices over a specified period, and you may receive less proceeds than expected.

Upon conversion of the 2015 Notes, we will have the option to deliver cash in lieu of some or all the Class A Common Shares to be delivered upon conversion.  As described below under "Description of the Notes—Conversion rights," the amount of cash to be delivered per 2015 Note will be equal to the number of Class A Common Shares in respect of which the cash payment is being made multiplied by the average of the Daily VWAP (as defined herein) price of the Class A Common Shares on the corresponding Bloomberg screen for the ten (10) trading days commencing one (1) day after (x) the date of our notice of election to deliver all or part of the conversion consideration in cash if we have not given notice of redemption or (y) the conversion date, in the case of conversion following notice of redemption specifying our intention to deliver cash upon conversion.  Accordingly, upon conversion of a 2015 Note, holders might not receive any Class A Common Shares and, if the above-referred prices decline over the 10-day period, they might receive less proceeds than expected.  Our failure to convert the 2015 Notes into cash or a combination of cash and Class A Common Shares upon exercise of a holder's conversion right in accordance with the provisions of the Indenture would constitute a default under the Indenture.  In addition, a default under the Indenture could lead to a default under future agreements governing our indebtedness.  If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the Notes.

The adjustment to the conversion rate for 2015 Notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your 2015 Notes as a result of such transaction.

If a specified corporate transaction that constitutes a fundamental change occurs, under certain circumstances we will increase the conversion rate by a number of additional Class A Common Shares for 2015 Notes converted in connection with such specified corporate transaction.  The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per Class A Common Share in such transaction, as described below under "Description of the Notes—Conversion rate adjustments." The adjustment to the conversion rate for 2015 Notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your 2015 Notes as a result of such transaction.

The conversion rate of the 2015 Notes may not be adjusted for all dilutive events.

The conversion rate of the 2015 Notes will be subject to adjustment for certain events, including, but not limited to, the issuance of dividends on our Class A Common Shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of share capital, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of the Notes."  However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer, an issuance of Class A Common Shares for cash or an issuance of options pursuant to our incentive plans, that may adversely affect the trading price of the 2015 Notes, if any, or the Class A Common Shares.  An event that adversely affects the value of the 2015 Notes may occur, and that event may not result in an adjustment to the conversion rate.

The Notes may not have an active market and their price may be volatile.  You may be unable to sell your Notes at the price you desire or at all.

There is no existing trading market for the Notes and we will not have any obligation to list the Notes at any time.  As a result, there can be no assurance that a liquid market will develop or be maintained for the Notes, that you will be able to sell any of the Notes at a particular time (if at all) or that the prices you receive if or when you sell the Notes will be above their initial offering price.  We do not intend to list the Notes on any national securities exchange or the TSX.  In addition, the Modified Notes and the New Notes were issued under different CUSIP numbers and are not, and in the future will not be, fungible with each other or considered part of the same issue for federal income tax purposes.  The Interest Notes are also a different series of securities than the Modified Notes and New Notes.  As a result, the markets for the Modified Notes, the New Notes and the Interest Notes, if any, will be less liquid than if all such Notes were fungible with each one another.

The Notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the Notes.  However, if one or more rating agencies rates the Notes and assigns the Notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the Notes and our Class A Common Shares could be harmed.

If you hold 2015 Notes, you will not be entitled to any rights with respect to our Class A Common Shares, but you will be subject to all changes made with respect to our Class A Common Shares.

If you hold 2015 Notes, you will not be entitled to any rights with respect to our Class A Common Shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A Common Shares, other than any extraordinary distribution that our board of directors designates as payable to the holders of the 2015 Notes), but if you subsequently convert your 2015 Notes into Class A Common Shares, you will be subject to all changes affecting the Class A Common Shares.  You will have rights with respect to our Class A Common Shares only if and when we deliver Class A Common Shares to you upon conversion of your 2015 Notes and, to a limited extent, under the conversion rate adjustments applicable to the 2015 Notes.  For example, in the event that an amendment is proposed to our charter documents requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of Class A Common Shares to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our Class A Common Shares that result from such amendment.

In the future, we intend for the Notes to be held in book-entry form and, if the Notes are held in book-entry form, you will be required to rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

The Notes are currently evidenced by physical certificates held in the names of the Selling Securityholders.  In connection with the filing of the registration statement of which this prospectus forms a part, we intend to request that the Notes become eligible for deposit with DTC.  If and when the Notes have been made eligible with DTC, the

Notes will be exchanged for book-entry interests evidenced by one or more global notes deposited with a custodian for and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants.  Unless and until such book-entry interests in the Notes are again exchanged for physical notes, owners of the book-entry interests will not be considered owners or holders of Notes.  Instead, the common depository, or its nominee, will be the sole holder of the Notes.  Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC.  Thereafter, such payments will be credited to DTC participants' accounts that hold book-entry interests in the Notes in global form and will thereafter be credited by such participants to indirect participants.  Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant.  We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

We may not be able to refinance the Notes if required or if we so desire.

We may need or desire to refinance all or a portion of the Notes or any other future indebtedness that we incur on or before the maturity of the Notes.  There can be no assurance that we will be able to refinance any of our indebtedness or incur additional indebtedness necessary on commercially reasonable terms, if at all.

The ownership of our existing shareholders could be significantly diluted if our convertible notes are converted to Class A Common Shares or if we do not have the ability to repurchase our convertible notes in cash or pay cash upon their conversion.

In May 2007, the Company issued $103.5 million aggregate principal amount of Original Notes that mature on June 15, 2022.  During the fourth quarter of 2012, we consummated the restructuring of $101.3 million of our then outstanding $102.3 million aggregate principal amount of Original Notes.  In connection with the 2012 restructuring, we paid approximately $33.8 million in cash and issued approximately $42.2 million in equity (representing 12,412,501 Class A Common Shares at $3.40 per share), approximately $25.3 million aggregate principal amount of 2014 Notes that mature on June 29, 2014 (convertible into Class A Common Shares under certain circumstances at $4.00 per share) and a contingent value right distributed pro-rata to the participating note holders totaling 5.468% of any award or settlement of our Brisas arbitration.

On June 18, 2014, we consummated the Restructuring and New Notes Sale pursuant to the 2014 Restructuring Agreement.  Pursuant to the 2014 Restructuring Agreement, we restructured almost all of our $25.3 million aggregate principal amount of 2014 Notes and issued an additional $12.0 million aggregate principal amount of New Notes to certain of the Selling Securityholders or their affiliates.  The approximately $37.3 million aggregate principal amount of 2015 Notes mature on December 31, 2015 (convertible into Class A Common Shares under certain circumstances at $3.50 per share).  Any Interest Notes issued, or to be issued in the future, in connection with the payment of interest on the 2015 Notes and previously issued Interest Notes also mature on December 31, 2015 but are not convertible for our Class A Common Shares or any other security.  As of September 29, 2014, we had outstanding approximately $38.4 million aggregate principal amount of convertible notes of which approximately $37.3 million aggregate principal amount are 2015 Notes and approximately $1 million aggregate principal amount are Original Notes.  If all of such convertible notes were converted to Class A Common Shares, an additional 10.8 million Class A Common Shares would be issued, thereby diluting the ownership of existing shareholders.

Risks Related to the Class A Common Shares

Failure to develop or further invest in our La Tortuga property (or acquire or invest in another mining project) could adversely affect future results including continued listing of our Class A Common Shares on the TSXV and/or the continued trading of our Class A Common Shares on the OTCQB.

We are required to maintain compliance with the TSXV listing rules.  No assurances can be given that we will be able to maintain compliance with the TSXV Company Manual and, as a result, could be subject to loss of our listing and future delisting actions.

A delisting of our Class A Common Shares from the TSXV (or any inability to continue to trade on the OTCQB) could negatively impact us by: (i) reducing the liquidity and market price of our Class A Common Shares; (ii) reducing the number of investors willing to hold or acquire our Class A Common Shares, which could negatively impact our ability to raise equity or other financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; (iv) impairing our ability to provide equity incentives to our employees; and (v) impairing our ability to pay holders of our convertible notes Class A Common Shares in lieu of cash upon certain terms and conditions under the Indenture in connection with a fundamental change.

The price and liquidity of our Class A Common Shares may be volatile.

The market price of our Class A Common Shares may fluctuate based on a number of factors, some of which are beyond our control, including:

•                     the result of the Brisas arbitration and litigation proceedings, including any settlement or collection of our Award;

•                     the restructuring and continued servicing of our notes, convertible notes or other obligations as they come due;

•                     economic and political developments in Venezuela;

•                     our operating performance and financial condition;

•                     continued listing of our Class A Common Shares on TSXV and trading on the OTCQB;

•                     the public's reaction to announcements or filings by ourselves or other companies;

•                     the price of gold and copper and other metal prices, as well as metal production volatility;

•                     the arrival or departure of key personnel; and

•                     acquisitions, strategic alliances or joint ventures involving us or other companies.

The effect of these and other factors on the market price of the Class A Common Shares has historically made our share price volatile and suggests that our share price will continue to be volatile in the future.

We may issue additional Class A Common Shares, debt instruments convertible into Class A Common Shares or other equity-based instruments to fund future operations.

We issued the 2015 Notes to restructure certain of our existing convertible notes and to provide us with additional working capital.  We cannot predict the size of any future issuances of securities, or the effect, if any, that future issuances and sales of our securities will have on the market price of our Class A Common Shares.  Any transaction involving the issuance of previously authorized but unissued shares, or securities convertible into shares, will result in dilution, possibly of a substantial nature, to present and prospective holders of shares and in certain circumstances could result in a change of control.

We do not intend to pay any cash dividends in the foreseeable future.

We have not declared or paid any dividends on our Class A Common Shares since 1984.  We intend to retain earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends on the Class A Common Shares in the foreseeable future.  Any return on an investment in our Class A Common Shares will come from the appreciation, if any, in the value of the Class A Common Shares.  The payment of future cash dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and conditions and other factors.

Risks Related to the Business

Operating losses are expected to continue.

We have no commercial production at this time and, as a result, we have not recorded revenue or cash flows from mining operations and have experienced losses from operations for each of the last five years, a trend we expect to continue unless and until we are able to collect all or a portion of the Award from the Venezuelan government (or otherwise settle with the Venezuelan government) and/or we acquire or invest in an alternative project and achieve commercial production.

We may not have sufficient liquidity to operate as a going concern if we are unable to successfully address our funding requirements.

Our consolidated financial statements are prepared on a going concern basis, which contemplate the realization of assets and settlement of liabilities in the normal course of business as they come due.

As of June 30, 2014, the Company had financial resources comprised of cash, cash equivalents and marketable securities totaling approximately $10.6 million and Brisas Project related equipment, which is being marketed for sale, with an estimated fair value of approximately $19.0 million.  The Company's short-term financial obligations included accounts payable and accrued expenses due in the normal course of approximately $0.9 million.  On June 18, 2014, we consummated the Restructuring and New Notes Sale pursuant to which we restructured almost all of our $25.3 million aggregate principal amount of 2014 Notes and extended the maturity date of such notes to December 31, 2015 and issued an additional $12.0 million aggregate principal amount of New Notes to certain of the Selling Securityholders or their affiliates that also mature on December 31, 2015.

On September 22, 2014, the ICSID tribunal announced that it had awarded the Company $740.3 million in connection with the Brisas arbitration. Payment of the Award is due and payable immediately with any unpaid amounts accruing interest at a rate of LIBOR plus 2% per annum.  While we continue to analyze the lengthy text of the Award, the Company has commenced steps to pursue the recognition and collection of the Award against the Venezuelan government.  The Venezuelan government has a limited right to apply for annulment of the Award on certain grounds.  As a result, although the Award has been granted, there is no assurance that we will be successful in collecting the Award from the Venezuela government and/or any collection process may be time consuming and expensive.  Failure to collect the Award (or otherwise settle with the Venezuelan government) would materially adversely affect the Company, including our ability to service debt and our ability to maintain sufficient liquidity to operate as a going concern.  In addition to pursuing the completion of the Brisas arbitration, we are also continuing our efforts to dispose of the remaining Brisas Project related assets and consider other debt and equity funding alternatives as may be required in the future.

Our future funding efforts may be adversely impacted by financial market conditions, industry conditions, regulatory approvals or other unknown or unpredictable conditions and, as a result, there can be no assurance that additional funding will be available or, if available, offered on acceptable terms.

Industry competition for new properties could limit our ability to grow in the future.

There is strong competition from other mining companies in connection with the acquisition of future properties considered to have commercial potential.  Many of these companies have greater financial resources, operational experience and technical capabilities.  As a result, we may be unable to acquire additional mining properties, thereby limiting future growth.

Failure to retain and attract key personnel could adversely affect us.

We are dependent upon the abilities and continued participation of key personnel to manage the Brisas arbitration and identify, acquire and develop new opportunities.  Substantially all key management personnel have been employed by us for over 15 years.  The loss of key employees (in particular those long time key management personnel possessing important historical knowledge related to the Brisas Project which is relevant to the Brisas arbitration) or an inability to obtain personnel necessary to execute our plan to acquire and develop a new project could have a material adverse effect on our future operations.

Risks inherent in the mining industry could adversely impact future operations.

Exploration for gold and other metals is speculative in nature, involves many risks and frequently is unsuccessful.  As is customary in the industry, not all prospects will be positive or progress to later stages (e.g., the feasibility and permitting stages), therefore, management can provide no assurances as to the future success of its efforts to acquire, explore, develop or operate another mining property.  Exploration programs entail risks relating to location, metallurgical processes, governmental permits and regulatory approvals and the construction of mining and processing facilities.  Development can take a number of years, requiring substantial expenditures and there is no assurance that we will have, or be able to raise, the required funds to engage in these activities or to meet our obligations with respect to the exploration properties in which we may acquire an interest.  Any one or more of these factors or occurrence of other risks could cause us not to realize the anticipated benefits of an acquisition of properties or companies.

As a foreign private issuer in the United States, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer.

We are a foreign private issuer under the Exchange Act and, as a result, are exempt from certain rules under the Exchange Act.  The rules we are exempt from include the proxy rules that impose certain disclosure and procedural requirements for proxy solicitations.  In addition, we are not required to file periodic reports and financial statements with the SEC as frequently, promptly or in as much detail as U.S. companies with securities registered under the Exchange Act.  We are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information.  Moreover, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Class A Common Shares.

U.S. Internal Revenue Service designation as a "passive foreign investment company" may result in adverse U.S. tax consequences to U.S. Holders.

U.S. taxpayers should be aware that we have determined that we were a "passive foreign investment company" (a "PFIC") under Section 1297(a) of the U.S. Internal Revenue Code (the "Code") for the taxable year ended December 31, 2013, and that we may be a PFIC for all taxable years prior to the time the Company has income from production activities.  We do not believe that any of the Company's subsidiaries were PFICs as to any shareholder of the Company for the taxable year ended December 31, 2013, however, due to the complexities of the PFIC determination detailed below, we cannot guarantee this belief and, as a result, we cannot determine that the Internal Revenue Service (the "IRS") would not take the position that certain subsidiaries are not PFICs.  The determination of whether the Company and any of its subsidiaries will be a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  In addition, whether the Company and any of its subsidiaries will be a PFIC for any taxable year generally depends on the Company's and its subsidiaries' assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this prospectus.  Accordingly, there can be no assurance that the Company and any of its subsidiaries will not be a PFIC for any taxable year.

For taxable years in which the Company is a PFIC, any gain recognized on the sale of the Company's Class A Common Shares and any "excess distributions" (as specifically defined) paid on the Company's Class A Common Shares must be ratably allocated to each day in a U.S. taxpayer's holding period for the Class A Common Shares.  The amount of any such gain or excess distribution allocated to prior years of such U.S. taxpayer's holding period for the Class A Common Shares generally will be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such prior year, and the U.S. taxpayer will be required to pay interest on the resulting tax liability for each such prior year, calculated as if such tax liability had been due in each such prior year.

Alternatively, a U.S. taxpayer that makes a timely and effective "QEF election" generally will be subject to U.S. federal income tax on such U.S. taxpayer's pro rata share of the Company's "net capital gain" and "ordinary earnings" (calculated under U.S. federal income tax rules), regardless of whether such amounts are actually distributed by the Company.  For a U.S. taxpayer to make a QEF election, the Company must agree to supply annually to the U.S. taxpayer the "PFIC Annual Information Statement" and permit the U.S. taxpayer access to certain information in the event of an audit by the U.S. tax authorities.  We will prepare and make the statement available to U.S. taxpayers, and will permit access to the information.  As a possible second alternative, a U.S. taxpayer may make a "mark-to-market election" with respect to a taxable year in which the Company is a PFIC and the Class A Common Shares are "marketable stock" (as specifically defined).  A U.S. taxpayer that makes a mark-to-market election generally will include in gross income, for each taxable year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Class A Common Shares as of the close of such taxable year over (b) such U.S. taxpayer's adjusted tax basis in such Class A Common Shares.

There are material tax risks associated with holding and selling or otherwise disposing the Notes and Class A Common Shares.

There are material tax risks associated with holding and selling or otherwise disposing the Notes and Class A Common Shares, which are described in more detail under the heading "—Taxation."  Each prospective investor is urged to consult its own financial advisor, legal counsel or accountant regarding the tax consequences to him or her with respect to the ownership and disposition of the Notes and Class A Common Shares.

It may be difficult to bring certain actions or enforce judgments against the Company and/or its directors and executive officers.

Investors in the U.S. or in other jurisdictions outside of Canada may have difficulty bringing actions and enforcing judgments against us, our directors or executive officers based on civil liability provisions of federal securities laws or other laws of the U.S. or any state thereof or the equivalent laws of other jurisdictions of residence.  We are organized under the laws of Alberta, Canada.  Some of our directors and officers, and some of the experts named from time to time in our filings, are residents of Canada or otherwise reside outside of the U.S. and all or a substantial portion of their and our assets, may be located outside of the U.S. As a result, it may be difficult for investors in the U.S. or outside of Canada to bring an action in the U.S. against our directors, officers or experts who are not resident in the U.S.  It may also be difficult for an investor to enforce a judgment obtained in a U.S. court or a court of another jurisdiction of residence predicated upon the civil liability provisions of Canadian security laws or U.S. federal securities laws or other laws of the U.S. or any state thereof against us or those persons.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of August 31, 2014.  The amounts shown below are unaudited and represent management's estimate.  The information in this table should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As at August 31, 2014

(U.S. dollars)
Cash, cash equivalents and marketable securities..........................................................	$8,931,380
Borrowings:
Short-term borrowing....................................................................................................	―
Long-term borrowing....................................................................................................	33,510,802
Total borrowing..............................................................................................................	33,510,802
Equity:
Common Shares and equity units..............................................................................	289,301,780
Contributed Surplus......................................................................................................	10,920,870
Warrants..........................................................................................................................	543,915
Stock options..................................................................................................................	19,796,958
Accumulated deficit......................................................................................................	(327,067,661)
Accumulated other comprehensive loss....................................................................	(48,660)
Total shareholders' deficit	(6,552,798)
Total Capitalization..............................................................................................................	$26,958,004

Shares issued and outstanding
Class A Common Shares, without par value............................................................	76,076,686
Equity Units ...................................................................................................................	961
76,077,647

USE OF PROCEEDS

We will not receive proceeds from the resale of the Securities by the Selling Securityholders.  However, we did receive proceeds from the sale of the New Notes when originally offered in June 2014. We also received proceeds from the sale of the Original Notes when originally offered in 2007.

The Selling Securityholders will pay all underwriting discounts, selling commissions, stock transfer taxes, and costs and expenses of legal and other professional advisors incurred by them in disposing of the Securities in secondary offerings.  We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and accountants.

EXPENSES

We will incur the following expenses in connection with the registration of the Securities offered by the Selling Securityholders:

Legal Fees and Expenses .........................................................................................................................	$30,000
Accounting Fees and Expenses ..............................................................................................................	$7,500
SEC Registration Fee.................................................................................................................................	$5,676
Printing Expenses ......................................................................................................................................	$1,000
TOTAL.........................................................................................................................................................	$44,176

All amounts shown are estimates, except for the amount of the SEC registration fee. Any selling commissions, brokerage fees, applicable transfer taxes, and fees and disbursements of counsel for the Selling Securityholders are payable by the Selling Securityholders.

PRICE RANGE FOR CLASS A COMMON SHARES AND THE NOTES

Our Class A Common Shares are traded in Canada on the TSXV under the symbol "GRZ.V" and on the OTCQB under the symbol "GDRZF."  Prior to February 1, 2012, our Class A Common Shares were traded on the Toronto Stock Exchange. Prior to March 15, 2013, our Class A Common Shares were traded in the United States on the NYSE MKT (previously named NYSE Amex) under the symbol "GRZ."  The following table sets forth, for the fiscal year, quarter or month indicated, the high and low sales prices of our Class A Common Shares as reported on the TSXV, NYSE MKT or OTCQB, as applicable.

The annual high and low sales prices for our Class A Common Shares for the five most recent full financial years are:

Year	TSXV/TSX		NYSE MKT		OTCQB
	High	Low	High	Low	High	Low
2013	Cdn $ 3.78	Cdn $ 2.50	$ 3.48	$ 2.48	$ 3.60	$ 2.42
2012	4.60	2.70	4.53	2.68	N/A	N/A
2011	3.10	1.61	3.14	1.66	N/A	N/A
2010	1.84	0.76	1.84	0.71	N/A	N/A
2009	1.79	0.51	1.73	0.48	N/A	N/A

The high and low sales prices for our Class A Common Shares each full financial quarter for the two most recent full financial years and any subsequent periods are:

Quarter	TSXV/TSX		NYSE MKT/OTCQB(1)
2014	High	Low	High	Low
Third Quarter (through September 29, 2014)	Cdn $ 4.96	Cdn $ 3.35	$ 4.48	$ 3.22
Second Quarter	3.80	3.00	3.52	2.72
First Quarter	4.31	3.30	3.94	2.99
2013
Fourth Quarter	Cdn $ 3.78	Cdn $ 3.26	$ 3.60	$ 3.14
Third Quarter	3.66	2.95	3.50	2.75
Second Quarter	3.57	2.80	3.50	2.66
First Quarter (through March 14 for NYSE MKT)	3.35	2.50	3.48	2.42
2012
Fourth Quarter	Cdn $ 3.50	Cdn $ 2.70	$ 3.54	$ 2.70
Third Quarter	4.19	2.75	4.11	2.88
Second Quarter	4.60	3.26	4.53	3.15
First Quarter	3.99	2.73	3.98	2.68

(1) The high and low for the second, third and fourth quarter of 2013 are the sale prices on the OTCQB, all previous quarters are the sale prices on the NYSE MKT.

The high and low sales prices for our Class A Common Shares for each month for the most recent six months are:

	TSXV/TSX		OTCQB
2014	High	Low	High	Low
September (through September 29, 2014)	Cdn $ 4.96	Cdn $ 4.13	$ 4.48	$ 3.74
August	4.90	4.16	4.30	3.80
July	4.89	3.35	4.37	3.22
June	3.73	3.33	3.45	3.05
May	3.80	3.15	3.52	2.85
April	3.77	3.00	3.42	2.72
March	3.89	3.30	3.46	2.99

On September 29, 2014, the closing price for the Class A Common Shares was Cdn $4.30 per share on the TSXV and $3.88 per share on the OTCQB. As of June 30, 2014, there were a total of 76,059,186 Class A Common Shares and 961 Class B common shares issued and outstanding. The combined number of holders of Class A Common Shares and Class B common shares of record on September 29, 2014 was approximately 736. As of September 29, 2014, based on information received from our transfer agent and other service providers, we believe our common shares are owned beneficially by approximately 7,000 shareholders.

There is no established reporting system or trading market for trading in our Notes.  However, quotations of prices for our Notes are available.  To the extent that the Notes are traded, prices of the Notes may fluctuate widely depending on trading volume, the balance between buy and sell orders, prevailing interest rates, our operating results and the market for similar securities.  As of September 29, 2014, there was approximately $37.3 million aggregate principal amount of the 2015 Notes, which amount included approximately $25.3 million aggregate principal amount of Modified Notes and $12 million aggregate principal amount of New Notes, approximately $0.1 million aggregate principal amount of the Interest Notes and approximately $1 million aggregate principal amount of Original Notes outstanding.  The Modified Notes and the New Notes were issued under different CUSIP numbers and are not, and in the future will not be, fungible with each other or considered part of the same issue for federal income tax purposes.  The 2015 Notes and the Interest Notes are represented by physical notes held in the names of the Selling Securityholders as set forth below under "Selling Securityholders."  DTC is the sole record holder of the Original Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following  table sets forth our ratio of earnings to fixed charges for the periods indicated.

	June 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (a):	(1.47)	(1.85)	(0.88)	(2.52)	(2.26)	(1.96)

(a)                Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, "earnings" means net income (loss) from operation plus income (loss) from equity investees, fixed charges and amortized capital interest less interest capitalized. For this purpose, "fixed charges" means interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest within rental expense.

DESCRIPTION OF CLASS A COMMON SHARES

We are authorized to issue an unlimited number of Class A Common Shares of which 76,076,686 Class A Common Shares were issued and outstanding at September 29, 2014.  Shareholders are entitled to receive notice of and attend all meetings of shareholders with each Class A Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings.  Shareholders are entitled to dividends if, as and when declared by our board of directors.  Upon our liquidation, dissolution or winding up, shareholders are entitled to receive our remaining assets available for distribution to shareholders.  The Class A Common Shares include associated Class A Common Share purchase rights under our Shareholder Rights Plan Agreement, as amended and restated.  Those rights are described in our report on Form 6-K that was furnished on September 19, 2014, which is incorporated by reference into this prospectus.

In February 1999, Gold Reserve Corporation became our subsidiary. Generally, each shareholder exchanged its Gold Reserve Corporation shares for an equal number of our Class A Common Shares.  For tax reasons, certain U.S. holders elected to receive equity units in lieu of our Class A Common Shares.  An "equity unit" is comprised of one Gold Reserve Inc.  Class B common share and one Gold Reserve Corporation Class B common share, is substantially equivalent to a Class A Common Share and is generally immediately convertible into a Class A Common Share.  Unless otherwise noted, general references to common shares of the Company include Class A Common Shares and equity units as a group. At September 29,  2014, there were 961 equity units outstanding.

Effective September 9, 2014, the legal domicile of the Company was changed from the Yukon, Canada to Alberta, Canada pursuant to the Continuance. Following the Continuance, shareholders continue to hold the same number of Class A Common Shares, equity units (including Class B common shares) or other securities of the Company as they currently hold, with the same rights and obligations, as the case may be, attaching thereto, except that the Company is now organized in Alberta, Canada.

Adjustments will be made in the event of certain corporate transactions, such as, but not limited to, a subdivision or consolidation of the common shares or reorganization, reclassification of the capital, or merger or amalgamation with any other company.

DESCRIPTION OF THE NOTES

The 2015 Notes and the outstanding Interest Notes were issued, and Interest Notes issued in the future will be issued, under the second supplemental indenture, dated as of June 18, 2014 (the "Second Supplemental Indenture"), among us, as issuer, U.S. Bank National Association, as trustee (the "Trustee"), and Computershare Trust Company of Canada, as Co-Trustee (the "Co-Trustee").  The second supplemental indenture amends the indenture, dated as of May 18, 2007 (the "Original Indenture"), among us, the Trustee, as successor trustee to The Bank of New York Mellon (f/k/a The Bank of New York) and the Co-Trustee, as successor Co-Trustee to BNY Trust Company of Canada, as previously amended and supplemented by the first supplemental indenture, dated as of December 4, 2012 (the "First Supplemental Indenture"), among us, the Trustee and the Co-Trustee, and as further amended and supplemented by the third supplemental indenture, dated as of September 24, 2014 (together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the "Indenture"), among us, the Trustee and the Co-Trustee.

The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete, and this summary is qualified in its entirety by the Indenture and the Notes, including the definition of certain terms used in the Indenture. We urge you to read the Indenture and the Notes because the Indenture and the Notes, and not this description, defines your rights as a holder of the Notes. You should refer to all of the provisions of the Indenture, including the definitions of certain terms used in those agreements. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The indenture, including the forms of 2015 Note and Interest Note contained therein, is specifically incorporated herein by reference. You may request a copy of the Indenture from us.

As used in this "Description of the Notes" section, references to "we," "our," "us" or "the Company" refer solely to Gold Reserve Inc. and not to our subsidiaries.

General

The Notes are unsecured obligations and rank (1) subordinate in right of payment to future unsubordinated indebtedness for the construction and development of the Brisas Project, and will be effectively subordinate to the extent of the collateral securing such indebtedness, (2) subordinate to senior secured bank indebtedness in right of payment, and will be effectively subordinate to the extent of the collateral securing such indebtedness, (3) subordinate in right of payment to any guarantee of the indebtedness described in (1) or (2) by us or any of our subsidiaries for the period that the guarantee is in effect, (4) equal in right of payment to any of our other existing and future unsecured and unsubordinated indebtedness and (5) senior in right of payment to all of our future subordinated debt; provided, that any indebtedness issued after the date of the Second Supplemental Indenture must be incurred in accordance with the terms of the Indenture, including the restrictions included in the Second Supplemental Indenture. Subject to the modifications set forth in the Second Supplemental Indenture, the Modified Notes represent a corresponding principal amount of indebtedness under the 2014 Notes. However, the Notes are effectively subordinated to all future secured debt to the extent of the security on such other indebtedness and to all existing and future obligations of our subsidiaries. As of September 29, 2014, we had approximately $38.5 million aggregate principal amount of outstanding long-term indebtedness and our subsidiaries had no outstanding indebtedness, other than intercompany indebtedness and trade payables. See "Risk Factors."

The 2015 Notes are convertible into our Class A Common Shares, as described more fully under "—Conversion rights" below. The Interest Notes are not convertible into our Class A Common Shares or any other security.

The Notes are issued only in denominations of $1,000 and integral multiples of $1.00 above that amount. The Notes mature on December 31, 2015, unless earlier converted (if applicable), redeemed or repurchased. The Notes and any other securities previously issued under the Indenture will be treated as a single class for all purposes of the Indenture, including waivers, amendments and redemptions; provided, that notwithstanding the foregoing, in any instance in which the Notes are treated or affected differently from the other securities, whether directly or indirectly, including but not limited to waivers, amendments and redemptions, the Notes shall be treated as a separate class for purposes of the Indenture. We may also from time to time repurchase Notes in open market purchases, if in the future we list the Notes for trading on a national securities exchange, or negotiated transactions without prior notice to holders, subject to the limitations set forth in the Indenture.

Neither we nor any of our subsidiaries are subject to any financial covenants under the Indenture. In addition, except as set forth below under "―Other negative covenants," neither we nor any of our subsidiaries are restricted under the Indenture from paying dividends, incurring debt, granting security or issuing or repurchasing our securities, entering into transactions with our affiliates or paying senior, other equally ranking or subordinated indebtedness prior to paying our obligations under the Notes.

The holders of the Notes are not afforded protection under the Indenture in the event of a leveraged transaction or a change in control of us except to the extent described under "—Offer to purchase upon a fundamental change," and "—Conversion rate adjustments."

The Notes are currently represented by physical certificates held in the names of the Selling Securityholders. In connection with the filing of the registration statement of which this prospectus forms a part, we intend to request that the Notes become eligible for deposit with DTC. If and when the Notes have been made eligible with DTC, the Notes will be evidenced by one or more global notes deposited with a custodian for and registered in the name of a nominee of DTC. There can be no assurances that we will be successful in our request that the Notes are DTC eligible. There is no service charge for registration of transfer or exchange of the Notes. We may, however, require holders to pay a sum to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Payments on the Notes; paying agent and registrar

We pay principal of physical notes at the office or agency designated by us in the Borough of Manhattan, The City of New York. We have designated the corporate trust office of U.S. Bank National Association, the Trustee under the Indenture, at 100 Wall Street, Suite 1600, New York, New York 10005 as our paying agent and registrar and its office in New York, New York as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and we may act as paying agent or registrar. If and when the Notes are eligible for deposit with DTC and are held in global form registered in the name of or held by DTC or its nominee, we intend to pay principal of Notes in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. Interest will be payable on the Notes in Interest Notes. Not later than three (3) business days prior to the relevant interest payment date, we will deliver to the Trustee an order to authenticate and deliver such Interest Notes. We intend that interest on the Notes will be payable (x) with respect to Notes represented by a global note, by issuing and having authenticated a new global note representing the Interest Note in an amount equal to the amount of interest payable for the applicable interest period (each global note to be rounded up to the nearest $1.00) and (y) with respect to Notes represented by physical notes, by issuing and having authenticated Interest Notes represented by physical notes in an aggregate principal amount equal to the amount of interest payable for the applicable period (each physical note to be rounded up to the nearest $1.00), and the Trustee will, at our request, authenticate and deliver such physical notes for original issuance to the holders on the relevant regular record date, as shown in the security register. If the Notes are eligible for DTC, then following the issuance of a new global note representing the Interest Notes as a result of an interest payment, the global note will bear interest from and after the relevant date of issue. Any Interest Notes issued as physical notes will be dated as of the applicable interest payment date and will bear interest from and after such date.

Interest

The notes bear interest at a rate of 11% per annum. Interest accrues and is capitalized quarterly and is payable on June 30, September 30, December 31 and March 31.  The first interest payment was made on June 30, 2014.

Interest is paid to the person in whose name a Note is registered at the close of business on June 15, September 15, December 15 and March 15, as the case may be and whether or not a business day, immediately preceding the relevant interest payment date. Interest on the Notes is computed on the basis of a 360-day year composed of twelve (12) 30-day months.

Conversion rights

Holders of the 2015 Notes may convert their 2015 Notes, in whole or in part, initially at a conversion rate of 285.71 Class A Common Shares per $1,000 principal amount of 2015 Notes (equivalent to a conversion price of $3.50 per share) at any time prior to the close of business on the business day immediately preceding the final maturity date of the 2015 Notes, subject to prior repurchase of the 2015 Notes. The Interest Notes are not convertible into our Class A Common Shares or any other security.

Upon conversion of a 2015 Note, we will have the option to deliver Class A Common Shares, cash or a combination of cash and Class A Common Shares for the 2015 Notes surrendered as set forth below. The Trustee will initially act as conversion agent. The conversion rate and the applicable conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder's 2015 Notes so long as the 2015 Notes converted have a principal amount of $1,000 or an integral multiple of $1.00 in excess thereof.

We will have the option to deliver cash in lieu of some or all of the Class A Common Shares to be delivered upon conversion of the 2015 Notes. We will give notice of our election to deliver part or all of the conversion consideration in cash to the holder converting the 2015 Notes within two (2) business days of our receipt of the holder's notice of conversion. The amount of cash to be delivered per 2015 Note will be equal to the number of Class A Common Shares in respect of which the cash payment is being made multiplied by the average of the Daily VWAP prices of the Class A Common Shares for the ten (10) trading days commencing one (1) day after (a) the date of our notice of election to deliver all or part of the conversion consideration in cash if we have not given notice of redemption or (b) the conversion date, in the case of conversion following notice of redemption specifying our intention to deliver cash upon conversion. "Daily VWAP" means the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "GRZ"<equity>"VAP" in respect of the period from 9:30 am to 4:00 pm (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one Class A Common Share on such trading day on the TSXV or otherwise as our board of directors determines in good faith using a volume-weighted method); provided that after the consummation of a fundamental change in which the consideration is comprised entirely of cash, "Daily VWAP" means the cash price per Class A Common Share received by holders of our Class A Common Shares on such fundamental change.

If we elect to deliver cash in lieu of some or all of the Class A Common Shares issuable upon conversion of the 2015 Notes, we will make the payment, including delivery of the Class A Common Shares, through the conversion agent, to holders surrendering 2015 Notes no later than the fourteenth (14th) business day following the conversion date. Otherwise, we will deliver the Class A Common Shares, together with any cash payment for fractional shares, as described below, through the conversion agent no later than the fifth (5th) business day following the conversion date.

We may not deliver cash in lieu of any Class A Common Shares issuable upon a conversion date (other than in lieu of fractional shares) if there has occurred and is continuing an event of default under the Indenture, other than an event of default that is cured by the payment of the conversion consideration.

If we call 2015 Notes for redemption, a holder of 2015 Notes may convert the 2015 Notes only until the close of business on the business day immediately preceding the redemption date unless we fail to pay the redemption price. If a holder of 2015 Notes has submitted the 2015 Notes for purchase upon a fundamental change, a holder of 2015 Notes may convert the 2015 Notes only if that holder withdraws the purchase election made by that holder.

Upon conversion, you will not receive any separate payment for accrued and unpaid interest and additional amounts (as defined herein), if any, unless such conversion occurs between a regular record date and the interest payment date to which it relates. We will not issue fractional Class A Common Shares upon conversion of 2015 Notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the Class A Common Shares on the trading day prior to the conversion date.

Our delivery to you of Class A Common Shares, cash, or a combination of cash and Class A Common Shares, as applicable, together with any cash payment for any fractional share, into which a 2015 Note is convertible, will be deemed to satisfy our obligation to pay:

•                     the principal amount of the 2015 Note; and

•                     accrued and unpaid interest and additional amounts, if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest and additional amounts, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if 2015 Notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such 2015 Notes at 5:00 p.m., New York City time, on such record date will receive the interest and additional amounts, if any, payable on such 2015 Notes on the corresponding interest payment date notwithstanding the conversion. 2015 Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m. New York City time, on the immediately following interest payment date must be accompanied by (i) payment of an amount equal to the principal amount of Interest Notes and additional amounts that the holder is to receive on the 2015 Notes or (ii) the written election of the holder to offset the payment otherwise required pursuant to clause (i) against the principal amount of Interest Notes and additional amounts that the Holder is to receive on the 2015 Notes. However, no such payment need be made:

•                     if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•                     if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•                     to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such 2015 Note.

If a holder converts 2015 Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any of our Class A Common Shares upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

Conversion upon specified corporate transactions

If we are a party to a consolidation, amalgamation, merger, binding share exchange, statutory arrangement, sale of all or substantially all of our assets or other combination, in each case pursuant to which our Class A Common Shares are converted into cash, securities or other property, then at the effective time of the transaction a holder's right to convert a 2015 Note into our Class A Common Shares and cash will be changed into a right to convert it into the kind and amount of cash, securities and other property which such holder would have received if such holder had converted their 2015 Notes into our Class A Common Shares immediately prior to the transaction (the "reference property"). If the transaction causes our Class A Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the 2015 Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Class A Common Shares that affirmatively make such an election. We have agreed in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Notwithstanding the preceding paragraph, if holders of 2015 Notes would otherwise be entitled to receive, upon conversion of the 2015 Notes, any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) (referred to herein as "ineligible consideration"), such holders shall not be entitled to receive such ineligible consideration, but we or the successor or acquirer, as the case may be, shall have the right (at the sole option of us or the successor or acquirer, as the case may be) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) with a market value equal to the market value of such ineligible consideration. In general, prescribed securities would include our Class A Common Shares and other shares which are not redeemable by the holder within five (5) years of the date of issuance of the 2015 Notes. Because of this, certain transactions may result in the 2015 Notes being convertible into prescribed securities that are highly illiquid. This could have a material adverse effect on the value of the 2015 Notes. We agree to provide notice to the holders of notes at least thirty (30) days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the 2015 Notes will be convertible after the effective date of such transaction. After such notice, we or the successor or acquirer, as the case may be, may not change the consideration to be delivered upon conversion of the 2015 Note except in accordance with any other provision of the Indenture.

If the transaction also constitutes a fundamental change, we will be required, subject to certain conditions, to offer to purchase for cash all or a portion of your 2015 Notes as described under "—Offer to purchase upon a fundamental change."

Conversion procedures

The initial conversion rate for the 2015 Notes is 285.71 Class A Common Shares per $1,000 principal amount of 2015 Notes, subject to adjustment as described below.

To convert the 2015 Notes into Class A Common Shares a holder of 2015 Notes must do the following (or comply with DTC procedures for doing so in respect of its beneficial interest in 2015 Notes evidenced by a global note) upon three (3) days prior written notice to us:

•                     complete and manually sign the conversion notice on the back of the 2015 Note or facsimile of the conversion notice and deliver this notice to the conversion agent;

•                     surrender the 2015 Note to the conversion agent;

•                     if required, furnish appropriate endorsements and transfer documents; and

•                     if required, pay all transfer or similar taxes.

The date a holder of 2015 Notes complies with these requirements is the conversion date under the Indenture.

Conversion rate adjustments

We will adjust the conversion rate if any of the following events occurs, except that we will not make any adjustment if holders of 2015 Notes may participate, as a result of holding the 2015 Notes, in the transactions described without having to convert their 2015 Notes.

(a)                If we issue Class A Common Shares as a dividend or distribution on our Class A Common Shares, or if we subdivide or combine our Class A Common Shares, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0        =             the conversion rate in effect immediately prior to such event

CR1        =             the conversion rate in effect immediately after such event

OS0         =             the number of our Class A Common Shares outstanding  immediately prior to such event

OS1         =             the number of our Class A Common Shares outstanding immediately after such event

(b)                If we issue to all or substantially all holders of Class A Common Shares certain rights or warrants to purchase our Class A Common Shares (or securities convertible into, or exchangeable or exercisable for, Class A Common Shares) at a price per share (or having a conversion, exchange or exercise price per share) less than the closing sale price of our Class A Common Shares on the record date for shareholders entitled to receive such rights and warrants, which rights or warrants are exercisable for not more than sixty (60) days, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR1 = CR0 x	OS0+X
OS0+Y

where,

CR0         =             the conversion rate in effect immediately prior to such event

CR1         =             the conversion rate in effect immediately after such event

OS0          =             the number of our Class A Common Shares outstanding on the close of business on the next business day following such record date

X             =             the total number of our Class A Common Shares issuable pursuant to such rights

Y             =             the number of our Class A Common Shares equal to the aggregate offering price that the total number of shares so offered would purchase at such closing sale price of our Class A Common Shares on the record date of such issuance determined by multiplying such total number of Class A Common Shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing sale price.

(c)                 If we distribute to all or substantially all holders of our Class A Common Shares, Class A Common Shares, evidences of indebtedness or assets, including securities but excluding:

•                     rights or warrants specified above;

•                     dividends or distributions specified above; and

•                     dividends or distributions specified in (d) below;

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0         =             the conversion rate in effect immediately prior to such distribution

CR1         =             the conversion rate in effect immediately after such distribution

SP0          =             the current market price (as defined below) of our Class A Common Shares on such record date for such distribution

FMV       =             the fair market value (as determined by our board of directors) of the Class A Common Shares, evidences of indebtedness, assets or property distributed with respect to each outstanding common share on the record date for such distribution

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on our Class A Common Shares or shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate in effect immediately before 5:00 p.m., New York City time, on the effective date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0         =             the conversion rate in effect immediately prior to such distribution

CR1         =             the conversion rate in effect immediately after such distribution

FMV0      =             the average of the closing sale prices of the Class A Common Shares or similar equity interest distributed to holders of our Class A Common Shares applicable to one Class A Common Share over the ten (10) consecutive trading-day period commencing on and including the fifth (5th) trading day after the date on which "ex-dividend trading" commences for such distribution on the NYSE MKT or such other national or regional exchange or market on which the securities are then listed or quoted

MP0         =             the average of the closing sale prices of our Class A Common Shares over the ten consecutive trading-day period commencing on and including the fifth (5th) trading day after the date on which "ex-dividend trading" commences for such distribution on the NYSE MKT or such other national or regional exchange or market on which the securities are then listed or quoted

The adjustment to the conversion rate under the preceding paragraph will occur on the fourteenth (14th) trading day after the date on which "ex-dividend trading" commences for such distribution on the NYSE MKT or such other national or regional exchange or market on which the securities are then listed or quoted.

(d)                     If any cash dividend or other distribution is made to all or substantially all holders of our Class A Common Shares, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 ‑ C

where,

CR0         =             the conversion rate in effect on the record date for such distribution

CR1         =             the conversion rate in effect immediately after the record date for such distribution

SP0          =             the current market price of one (1) of our Class A Common Shares on the record date for such distribution

C             =             the amount in cash per share we distribute to holders of our Class A Common Shares

"Current market price" means the average of the daily closing sale prices per Class A Common Share for the ten (10) consecutive trading days ending on the earlier of the date of determination and the day before the "ex" date with respect to the distribution requiring such computation. As used in the definition of current market price, the term "ex" date, when used with respect to any distribution, means the first date on which the Class A Common Share trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

(e)     If we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our Class A Common Shares to the extent that the cash and value of any other consideration included in the payment per Class A Common Share exceeds the last reported sale price per Class A Common Share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1xOS1)
OS0xSP[1]

where,

CR0         =             the conversion rate in effect on the date such tender or exchange offer expires

CR1         =             the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires

AC          =             the fair market value (as determined by our board of directors) of the aggregate consideration paid or payable for shares purchased in such tender or exchange offer

OS0          =             the number of our Class A Common Shares outstanding on the trading day immediately preceding the date such tender or exchange offer is announced

OS1          =             the number of our Class A Common Shares outstanding less any shares purchased in the tender or exchange offer at the time such tender or exchange offer expires

SP1          =             the average of the last reported sale prices of the common shares over the ten (10) consecutive trading day period commencing on the trading day next succeeding the date such tender or exchange offer expires

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth (10th) trading day next succeeding the date such tender or exchange offer expires.

To the extent that we have a rights plan in effect upon conversion of the 2015 Notes into Class A Common Shares, a holder of 2015 Notes will receive, in addition to the Class A Common Shares, the rights under the rights plan unless the rights have separated from the Class A Common Shares at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our Class A Common Shares, Class A Common Shares, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•                    any reclassification of our Class A Common Shares;

•                    a consolidation, merger or combination involving us; or

•                    a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our Class A Common Shares would be entitled to receive shares, other securities, other property, assets or cash for their Class A Common Shares, upon conversion of the 2015 Notes a holder thereof will be entitled to receive the same type of consideration which it would have been entitled to receive if it had converted the 2015 Notes into our Class A Common Shares immediately prior to any of these events (provided such consideration is not "ineligible consideration" as described in "—Conversion upon specified corporate transactions").

A holder of 2015 Notes may in certain situations be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of any taxable distribution to holders of Class A Common Shares or in certain other situations requiring a conversion rate adjustment. See "Taxation."

We may, from time to time, increase the conversion rate for a period of at least twenty (20) days if our board of directors has made a determination that this increase would be in our best interests, subject to the receipt of any required regulatory approvals. Any such determination by our board will be conclusive. Thereafter, the conversion rate will return to the level prior to such adjustment. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of Class A Common Shares resulting from any share or rights distribution. See "Taxation."

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate. Except as described above in this section, we will not adjust the conversion rate for any issuance of our Class A Common Shares or convertible or exchangeable securities or rights to purchase our Class A Common Shares or convertible or exchangeable securities.

Adjustments of average prices

Whenever any provision of the Indenture requires us to calculate an average of last reported prices or Daily VWAP over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during the period from which the average is to be calculated.

Optional redemption

No sinking fund will be provided for the Notes, which means that the Indenture will not require us to redeem a portion of the Notes periodically.

We may redeem, at our option, all or part of the 2015 Notes upon twenty (20) days' notice to the holders, for Class A Common Shares at the conversion price plus cash for any accrued and unpaid interest if the closing sale price of our Class A Common Shares is equal to or greater than 200% of the conversion price for at least twenty (20) trading days in the period of thirty (30) consecutive trading days.

If less than all of the outstanding 2015 Notes are to be redeemed, the Trustee shall select the 2015 Notes to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof. In this case the Trustee may select the 2015 Notes by lot, pro rata or by any other method the Trustee considers fair and appropriate or in any manner required by the depositary.

If a portion of a holder's 2015 Notes is selected for partial redemption and the holder converts a portion of the 2015 Notes, the converted portion shall be deemed to be the portion selected for redemption.

In the event of any redemption of the 2015 Notes in part, we will not be required to:

•                    issue, register the transfer of or exchange any 2015 Note during a period beginning at the opening of business fifteen (15) days before any selection of 2015 Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of 2015 Notes to be so redeemed, or

•                    register the transfer of or exchange any 2015 Note so selected for redemption, in whole or in part, except the unredeemed portion of any 2015 Note being redeemed in part.

Mandatory redemption

We have a mandatory obligation to redeem the 2015 Notes then outstanding, together with the Interest Notes then outstanding, in whole or in part, for an amount of cash equal to 120% of the outstanding principal amount of the 2015 Notes and Interest Notes, taken together, plus accrued and unpaid interest, upon (a) the issuance of a final Arbitration Award, with respect to which enforcement has not been stayed and no annulment proceeding is pending, or (b) our receipt of Proceeds (as defined below) from a Mining Data Sale (as defined below) (the occurrence of an event described in (a) or (b) may be referred to as a "Redemption Trigger"), in each case, notwithstanding any other notice provision herein, upon twenty (20) days' notice to the holders (which notice shall be provided within ten (10) days of the issuance of a final Arbitration Award or our receipt of any such Proceeds, as applicable); provided, however, that following the issuance of a final Arbitration Award, we shall not be obligated to effect any such redemption unless we receive cash proceeds in excess of $20,000,000, net of (i) taxes and (ii) $13,500,000 to fund professional fees and expenses and accrued and unpaid prospective operating expenses (such net amount, collectively the "Net Cash Proceeds"), in which case we shall give notice to the holders of the Notes within two (2) business days after receipt of such funds of our intent to redeem and shall promptly, and in any event within five (5) business days, redeem the 2015 Notes and the Interest Notes to the extent of such Net Cash Proceeds received in excess of $20,000,000, subject to the following sentence. In respect of any given receipt of Net Cash Proceeds in excess of $20,000,000, in the case of the issuance of a final Arbitration Award, or Proceeds, in the case of a Mining Data Sale, by us, our redemption obligations shall be limited to the amount of the Net Cash Proceeds in excess of $20,000,000, in the case of the issuance of a final Arbitration Award, or Proceeds, in the case of a Mining Data Sale, received us, and if the amount of Net Cash Proceeds, in the case of the issuance of a final Arbitration Award, or proceeds, in the case of a Mining Data Sale, received is insufficient to redeem all of the 2015 Notes and the Interest Notes then outstanding, we shall redeem a pro rata portion of each holder's applicable securities determined on the basis of the principal amount of the applicable securities held by each holder as among all outstanding 2015 Notes and Interest Notes, taken together, held by all holders (provided, further, that any subsequent receipt of additional Net Cash Proceeds in excess of $20,000,000, in the case of the issuance of a final Arbitration Award, or Proceeds, in the case of a Mining Data Sale, shall be applied in a similar manner until such time as the redemption obligations have been satisfied in full). Notwithstanding the foregoing or anything to the contrary herein, (i) within five (5) business days of a Redemption Trigger described in clause (a) above, we shall issue a promissory note to each holder payable in the amounts due to such holder upon receipt of Net Cash Proceeds by the Company as contemplated by this paragraph, which promissory note shall be in form and substance reasonably satisfactory to holders holding at least a majority of the 2015 Notes and Interest Notes, taken together, and the Company, including with respect to covenants and other relevant terms from the Indenture as applicable, and which shall mature on the earlier of (x) five (5) business days following the our receipt of proceeds contemplated by the applicable Arbitration Award and (y) the stated maturity of the Notes; and (ii) in the case of a Redemption Trigger described in clause (a) above, at any time following receipt of notice from us as provided herein and prior to the receipt by a holder of the applicable redemption amount, such holder may notify the Company that it elects to not have its 2015 Notes and Interest Notes (or any portion thereof) so redeemed, in which case the applicable securities of such holder shall not be redeemed and the amounts that would have otherwise been payable to such holder shall be available for distribution to the holders of the securities which are being redeemed in accordance herewith if such holders would not otherwise receive payment of the entire redemption price.

As used in this prospectus:

"Arbitration Award" shall mean any settlement, award, or other payment made or other consideration transferred to us or any of our affiliates arising out of, in connection with or with respect to the Brisas arbitration, including, but not limited to the Proceeds received by us or our affiliates from a sale, pledge, transfer or other disposition, directly or indirectly, of our rights with respect to the Brisas arbitration.

"Mining Data" shall mean the mine data base relating to the Brisas Project which consists of over 900 core drill holes with assay certificates with a calculated proven and probable 43-101 compliant audited ore reserve.

"Mining Data Sale" shall mean the sale, pledge, transfer or other disposition, directly or indirectly, of all or any portion of the Mining Data.

"Proceeds" shall mean the gross amount of all consideration, whether cash, securities, commodities, bonds or other non-cash consideration, received by us arising out of, in connection with or with respect to an Arbitration Award or Mining Data Sale, as applicable; provided that, for the purposes of calculating Proceeds, any consideration received by any affiliate of ours in connection with an Arbitration Award or Mining Data Sale, as the case may be, shall be deemed to have been received by us.

Redemption for changes in Canadian tax law

We may redeem all but not part of the Notes if we have or would become obligated to pay to the holder of any Note "additional amounts" (which are more than a de minimis amount) as a result of any change from the date of this prospectus in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change or amendment occurring after June 18, 2014 in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided we cannot avoid these obligations by taking reasonable measures available to us and that we deliver to the Trustee an opinion of Canadian legal counsel specializing in taxation and an officers' certificate attesting to such change and obligation to pay additional amounts. The term "additional amounts" is defined under "—Additional amounts." This redemption would be at an amount equal to (i) 100% of the principal amount of the Notes, plus (ii) accrued and unpaid interest (including additional amounts, if any), to, but excluding, the redemption date plus (iii) an additional 20% of the principal amount of the Notes, but without reduction for applicable Canadian taxes (as defined below) (except in respect of certain excluded holders (as defined below)). We will give holders of Notes not less than thirty (30) days' nor more than sixty (60) days' notice of this redemption, except that (i) we will not give notice of redemption earlier than sixty (60) days prior to the earliest date on or from which we would be obligated to pay any such additional amounts, and (ii) at the time we give the notice, the circumstances creating our obligation to pay such additional amounts remain in effect.

Upon receiving such notice of redemption, each holder who does not wish to have us redeem its Notes will have the right to elect to:

(a)                convert its Notes (other than in the case of the Interest Notes); or

(b)                not have its Notes redeemed, provided that no additional amounts will be payable on any payment of interest or principal with respect to the Notes after such redemption date. All future payments will be subject to the deduction or withholding of any Canadian taxes required by law to be deducted or withheld.

Where no election is made, the holder will have its Notes redeemed without any further action. The holder must deliver to the paying agent a written notice of election so as to be received by the paying agent no later than the close of business on a business day at least five (5) business days prior to the redemption date.

A holder may withdraw any notice of election by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day prior to the redemption date.

Offer to purchase upon a fundamental change

In the event of a fundamental change, subject to the terms and conditions of the Indenture, we shall be required to offer to purchase all of the outstanding 2015 Notes, together with the Interest Notes then outstanding (a "purchase offer"), on the date (the "purchase date") that is thirty (30) business days after the date of such offer, at a purchase price equal to (i) the principal amount of the 2015 Notes and the Interest Notes to be purchased, plus (ii) accrued but unpaid interest, including additional amounts, if any, up to, but excluding, the purchase date plus (iii) if a Redemption Trigger has occurred prior to the date of the applicable fundamental change, but we have not yet made payments to the holders as provided under "―Mandatory redemption," an additional 20% of the principal amount of the 2015 Notes; provided, that the amounts set forth in clause (iii) shall not be payable to any holder of the 2015 Notes or the Interest Notes with respect to any fundamental change arising out of or in connection with any actions of such holder (including, for the avoidance of doubt, participating in, or voting in favor of, any such fundamental change).

If such purchase date is after a record date but on or prior to an interest payment date, however, then the interest payable on such date will be paid to the holder of record of the Notes on the relevant record date. Subject to satisfaction of certain conditions, we may elect to satisfy our obligation to pay the purchase price, in whole or in part, by delivering Class A Common Shares as further described under "—Delivery of shares."

Within thirty (30) days after we know of the occurrence of a fundamental change, we shall be required to provide notice to all holders of record of Notes, as provided in the Indenture, stating among other things, the occurrence of a fundamental change and setting out the terms of the purchase offer, including whether the purchase price will be paid in cash or Class A Common Shares or any combination of cash or Class A Common Shares, specifying the percentages of each. We must also deliver a copy of the notice to the Trustee.

In order to accept such purchase offer, a holder must deliver prior to the purchase date a purchase notice stating among other things:

(1)                if certificated notes have been issued, the note certificate numbers (or, if the Notes are not certificated, the repurchase notice must comply with appropriate DTC procedures);

(2)                the portion of the principal amount of Notes to be purchased, which must be in principal amounts of $1,000 and integral multiples of $1.00 in excess thereof; and

(3)                that the Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the Indenture.

A holder of Notes may withdraw any written purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the purchase date.  The withdrawal notice must state:

(1)                the principal amount of the withdrawn Notes;

(2)                if certificated notes have been issued, the certificate numbers of the withdrawn Notes (or, if the Notes are not certificated, the withdrawal notice must comply with appropriate DTC procedures); and

(3)                the principal amount, if any, which remains subject to the purchase notice.

We will promptly pay the purchase price for Notes surrendered for repurchase following the purchase date.

A "fundamental change" will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(4)                a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act or applicable Canadian securities laws disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act or applicable Canadian securities laws, of our common equity representing more than 50% of the voting power of our common equity;

(5)                consummation of any share exchange, consolidation, amalgamation, merger, statutory arrangement or other combination pursuant to which our Class A Common Shares will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly-owned subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be a fundamental change;

(6)                continuing directors cease to constitute at least a majority of our board of directors; or

(7)                our shareholders approve any plan or proposal for our liquidation or dissolution.

A fundamental change will not be deemed to have occurred, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions otherwise constituting the fundamental change consists of common shares or American Depositary Shares that are traded or listed on, or immediately after the transaction or event will be traded or listed on a U.S. national securities exchange or the Toronto Stock Exchange.

We will comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act and any Canadian securities laws which may then be applicable in the event of a fundamental change.

No Notes may be purchased upon a fundamental change if there has occurred and is continuing an event of default under the Indenture, other than an event of default that is cured by the payment of the fundamental change purchase price of the Notes.

These fundamental change purchase rights could discourage a potential acquirer.  However, this fundamental change repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions.  The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations.  Our obligation to offer to repurchase the Notes upon a fundamental change would not necessarily afford a holder of Notes protection in the event of a leveraged transaction, reorganization, merger or similar transaction involving us.

We may be unable to repurchase the Notes for cash if a fundamental change occurs.  If a fundamental change were to occur, we may not have enough funds to pay the purchase price for all tendered Notes.  Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting purchase of the Notes for cash under certain circumstances, or expressly prohibit our purchase of the Notes for cash upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement.  If a fundamental change occurs at a time when we are prohibited from purchasing Notes, we could seek the consent of our lenders to purchase the Notes or attempt to refinance this debt.  If we do not obtain the consent or refinance the debt, we would not be permitted to purchase the Notes for cash and would be required to pay the purchase price in Class A Common Shares.  Our failure to purchase tendered Notes would constitute an event of default under the Indenture, which might constitute a default under the terms of our other indebtedness.

Delivery of shares

We may, at our option, elect to pay the amount payable in connection with a repurchase of the Notes at the option of the holder in cash or Class A Common Shares or any combination of cash and Class A Common Shares.  We may also, at our option, elect to pay the fundamental change purchase price in cash or Class A Common Shares or any combination of cash and Class A Common Shares.  Our right to issue Class A Common Shares to pay the repurchase price or the fundamental change purchase price is subject to our satisfying various conditions, including:

•                    no event of default shall have occurred and be continuing under the Indenture;

•                    listing of the Class A Common Shares on the principal United States and Canadian securities exchanges on which our Class A Common Shares are then listed, or if not so listed, the listing of the Class A Common Shares on a U.S. national securities exchange;

•                    the registration of the Class A Common Shares under the Securities Act and the Exchange Act and applicable Canadian securities laws, if required; and

•                    any necessary qualification or registration under applicable state securities laws or the availability of an exemption from qualification and registration.

If these conditions are not satisfied with respect to a holder before the close of business on the repurchase date or the fundamental change purchase date, as the case may be, we will make the required payment on the Notes of the holder entirely in cash.  We may not change the form of components or percentages of components of consideration to be paid for the Notes once we have given the notice that we are required to give to holders of Notes, except as described in the preceding sentence.

If we elect to pay the repurchase price or the fundamental change purchase price in Class A Common Shares, the number of Class A Common Shares to be delivered by us will be determined by dividing the amount of the payment to be made, and that is not paid in cash, by 95% of the average of the Daily VWAP prices of the Class A Common Shares for the ten (10) consecutive trading days ending on the third (3rd) trading day preceding the repurchase date or the fundamental change purchase date, as the case may be, approximately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such ten (10) day period and ending on such repurchase date or fundamental change purchase date, of certain events that would result in an adjustment of the conversion rate with respect to the Class A Common Shares.  See "―Conversion rate adjustments."

We will not issue any fractional shares in connection with our delivery of Class A Common Shares upon our repurchase of the Notes at the option of the holder or purchase of the Notes in connection with a fundamental change.  Instead, we will pay cash based on the closing price of our Class A Common Shares on the applicable payment date for any fractional shares we would otherwise deliver on account of the Notes.

If we elect to satisfy any payment of the repurchase price or the fundamental change purchase price in Class A Common Shares, we will give you notice at least twenty (20) business days before the payment date.  Our notice will state:

•                    whether we will make the payment in cash or Class A Common Shares or any combination of cash and Class A Common Shares;

•                    if both cash and Class A Common Shares are payable, the percentage of each applicable form of payment on a per Note basis; and

•                    the method of calculating the average closing price of the Class A Common Shares.

When we determine the actual number of Class A Common Shares in accordance with the foregoing provisions, we will publish the information on our web site or through such other public medium as we may use at that time, including filing a report on Form 6-K with the SEC.

Because the average closing price of the Class A Common Shares is determined prior to the applicable payment date, holders of Notes bear the market risk with respect to the value of the Class A Common Shares to be received from the date the average market price is determined to the payment date.  We may deliver Class A Common Shares as payment for the repurchase price or the fundamental change purchase price only if the information necessary to calculate the average closing price is published daily in a newspaper of U.S. or Canadian national circulation or such other public medium as we may use at that time.

Consolidation, merger and sale of assets by us

The Indenture provides that we may, without the consent of any holder of Notes, amalgamate with, consolidate or combine with or merge with or into any other person or sell, transfer or lease all or substantially all of our properties and assets substantially as an entirety to another person, provided that:

•                    the resulting, surviving or transferee person (the "successor company") will be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Puerto Rico or the laws of Canada or any province or territory thereunder and the successor company (if not us) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the Notes and the Indenture;

•                    the Trustee is satisfied that the transaction will not result in the successor company being required to make any deduction or withholding on account of certain Canadian taxes from any payments in respect of the Notes;

•                    immediately after giving effect to such transaction, no default under the Indenture, and no event which, after notice or lapse of time or both, would become a default under the Indenture, shall have occurred and be continuing; and

•                    we shall have delivered to the Trustee an officers' certificate stating that the amalgamation, consolidation, merger or transfer and such supplemental Indenture (if any) comply with the provisions of the Indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture, but in the case of a sale, transfer or lease of substantially all our assets that results in the sale, assignment, conveyance, transfer or other disposition or assets constituting or accounting for less than 95% of our consolidated assets, revenue or net income (loss), we will not be released from the obligation to pay the principal of and interest on the Notes.

Additional amounts

We will make payments on account of the Notes without withholding or deducting on account of any present or future duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having the power to tax ("Canadian taxes"), unless we are required by law or the interpretation or administration thereof, to withhold or deduct Canadian taxes.  If we are required to withhold or deduct any amount on account of Canadian taxes, we will make such withholding or deduction and pay as additional interest the additional amounts ("additional amounts") necessary so that the net amount received by each holder of Notes after the withholding or deduction (including with respect to additional amounts) will not be less than the amount the holder would have received if the Canadian taxes had not been withheld or deducted.  We will make a similar payment of additional amounts to holders of Notes (other than excluded holders) that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding.  However, no additional amounts will be payable with respect to a payment made to a holder or former holder of Notes (an "excluded holder") in respect of the beneficial owner thereof:

(a)                with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(b)                that is subject to such Canadian taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirements which applies generally to holders of Notes who are not residents of Canada, at least sixty (60) days prior to the effective date of any such imposition or change, we shall give written notice, in the manner provided in the Indenture, to the Trustee and the holders of the Notes then outstanding of such imposition or change, as the case may be, and provide the Trustee and such holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirements); or

(c)                 that is subject to such Canadian taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Notes or the receipt of payment, or exercise of any enforcement rights thereunder;

and no additional amounts will be payable with respect to any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge (the "excluded taxes").

We will remit the full amount we withhold or deduct to the relevant authority.  Additional amounts will be paid in cash quarterly, at maturity, on any redemption date, on a conversion date (if applicable) or on any purchase date. With respect to references in this prospectus to the payment of principal or interest on any Note, such reference shall be deemed to include the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable.

We will furnish to the Trustee, within thirty (30) days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made.  We will indemnify and hold harmless each holder of Notes (other than an excluded holder) and upon written request reimburse each such holder for the amount of (a) any Canadian taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (c) any Canadian taxes levied or imposed and paid by such holder with respect to any reimbursement under (a) and (b) above, but excluding any excluded taxes.

Limitation on layering indebtedness

The Indenture generally provides that we may not incur indebtedness that is contractually senior in right of payment to the Notes and contractually subordinate in right of payment to any of our other indebtedness.

Other negative covenants

Pledge of Mining Data and Arbitration Awards.   The Indenture provides that we shall not pledge, hypothecate, transfer or otherwise dispose of or encumber the Mining Data or any Arbitration Award (or permit any subsidiary to take any of the foregoing actions) without the consent of holders of not less than 75% in aggregate principal amount of the outstanding 2015 Notes and Interest Notes, voting together as a single class.

Limitation on Incurrence of Indebtedness.  The Indenture provides that we shall not incur any additional indebtedness that ranks equal in right of payment or senior in right of payment to the 2015 Notes and the Interest Notes (or permit any subsidiary to incur any indebtedness) without the consent of holders of not less than 75% in aggregate principal amount of the outstanding 2015 Notes and Interest Notes, voting together as a single class; provided, for the avoidance of doubt, that this paragraph shall not apply to the payment of interest on the Notes, if any, in Interest Securities or to the payment of ordinary course obligations of ours consistent with past practice.

Limitation on Capital Expenditures.  The Indenture provides that our and our subsidiaries' capital expenditures (including for exploration and related activities) shall not exceed an aggregate of $500,000 in any twelve (12) month period without the consent of holders of not less than a majority in aggregate principal amount of the outstanding 2015 Notes and Interest Notes, voting together as a single class.

Limitation on Amendments, Payment of Fees and Repurchases of Securities.  The Indenture provides that we shall not agree to any amendment to the Indenture or modification of our rights and obligations and the rights of holders of any security issued under the Indenture, provide any fees or other compensation whether in cash or in-kind to any holder of any security or engage in the repurchase, redemption or other defeasance of any security without offering such terms, compensation or defeasance to all holders of the 2015 Notes and/or the Interest Notes, as applicable, on an equitable and pro rata basis.

Events of default; notice and waiver

The following are events of default under the Indenture:

•                    we fail to pay the principal amount of the Notes when due upon redemption, repurchase or otherwise on the Notes;

•                    we fail to pay interest or additional amounts, if any, on the Notes, when due and such failure continues for a period of thirty (30) days;

•                    we fail to perform or observe any other covenant or warranty in the Indenture for sixty (60) days after written notice;

•                    we fail to convert Notes into Class A Common Shares and for cash at our election upon exercise of a holder's conversion right and such failure continues for five (5) business days or more;

•                    any indebtedness (other than indebtedness which is non-recourse to us or any of our subsidiaries) for money borrowed by us or one of our subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by us) in an outstanding principal amount in excess of US$15 million (or the equivalent thereof in any other currency or currency unit) is not paid at final maturity or upon acceleration and such failure is not cured or the acceleration is not rescinded or annulled, within ten (10) days after written notice as provided in the Indenture;

•                    the rendering of a final judgment or judgments (not subject to appeal and not covered by insurance) against us or any of our subsidiaries in excess of US$15 million (or the equivalent thereof in any other currency or currency unit) which remains unstayed, undischarged or unbonded for a period of sixty (60) days;

•                    our failure to give notice of a fundamental change as described under "Offer to purchase upon a fundamental change" or notice of a specified corporate transaction as described under "―Conversion upon specified corporate transactions"  when due;

•                    our failure to comply with our obligations under "―Consolidation, merger and sale of assets by us"; or

•                    certain events involving our bankruptcy, insolvency or reorganization involving us or our subsidiaries.

The Trustee may withhold notice to the holders of the Notes of any default, except defaults in payment of principal or interest, including additional amounts, if any, on the Notes.  However, the Trustee must consider it to be in the interest of the holders of the Notes to withhold this notice.

If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes and interest, including additional amounts, if any, on the outstanding Notes to be immediately due and payable.  In case of certain events of bankruptcy, insolvency or reorganization involving us or our subsidiaries, principal amount plus interest, including additional amounts, if any, on the notes will automatically become due and payable.  However, if we cure all defaults, except the nonpayment of the principal amount of the Notes plus interest, including additional amounts, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding Notes may waive these past defaults.

Payments of redemption price, repurchase price, fundamental change repurchase price, principal or interest, including additional amounts on the Notes, if any, that are not made when due will accrue interest at the annual rate of 1% above the then-applicable interest rate from the required payment date to the extent lawful.

Subject to the Trustee's duties in the case of an event of default, the Trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the Trustee indemnity reasonably satisfactory to it.  Subject to the Indenture, applicable law and the Trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of any proceedings for any remedy available to the Trustee.

No holder of the Notes may pursue any remedy under the Indenture, except in the case of a default in the payment of redemption price, repurchase price, fundamental change repurchase price, principal or interest, including additional amounts (in respect of any default in payment under a note on or after the due date) on the Notes, unless:

•                    the holder has given the Trustee written notice of an event of default;

•                    the holders of at least 25% in principal amount of outstanding Notes make a written request, and offer indemnity to the Trustee reasonably satisfactory to it to pursue the remedy;

•                    the Trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the Notes; and

•                    the Trustee fails to comply with the request within sixty (60) days after receipt.

Modification and waiver

The consent of the holders of a majority in principal amount of the outstanding Notes is required to modify or amend the Indenture.  However, a modification or amendment requires the consent of the holder of each outstanding Note affected thereby if it would:

•                    extend the fixed maturity of any Note;

•                    reduce the principal amount of, or interest rate on or extend the stated time for payment of interest, including additional amounts, if any, payable on, any Note;

•                    reduce any amount payable upon redemption or repurchase of any Note;

•                    after the occurrence of a fundamental change, modify the provisions with respect to the purchase right of the holders upon a fundamental change in a manner adverse to holders;

•                    impair the right of a holder to institute suit for payment on any Note;

•                    change the currency in which any Note is payable;

•                    impair the right of a holder to convert any Note;

•                    reduce the quorum or voting requirements under the Indenture;

•                    change any obligation of ours to maintain an office or agency in the places and for the purposes specified in the indenture;

•                    change the ranking of the Notes in a manner adverse to the holder of the Notes;

•                    subject to specified exceptions, modify certain of the provisions of the Indenture relating to modification or waiver of provisions of the Indenture; or

•                    reduce the percentage of Notes required for consent to any modification of the Indenture.

We are permitted to modify certain provisions of the Indenture without the consent of the holders of the Notes.

Notwithstanding the foregoing, but subject to the provisions of the Indenture requiring the consent of the holder of each outstanding Note, any amendment or modification to, or waiver of, any terms or provisions of this Indenture or the 2015 Notes and/or the Interest Notes issuable under this Indenture, in each case that applies only to either or both of such securities or the holders thereof, shall require the consent of holders of not less than 75% in aggregate principal amount of the outstanding 2015 Notes and outstanding Interest Notes, voting together as a single class.

Form, denomination and registration

The Notes are issued:

•                    in fully registered form; and

•                    in denominations of $1,000 principal amount and integral multiples of $1.00 in excess thereof.

Global note, book-entry form

The Notes are currently evidenced by physical certificates held in the names of the Selling Securityholders.  In connection with the filing of the registration statement of which this prospectus forms a part, we intend to request that the Notes become eligible for deposit with DTC.  If and when the Notes have been made eligible with DTC, the Notes will be evidenced by one or more global notes, deposited and registered in the name of Cede & Co., as DTC's nominee.  Except as set forth below, a global note issued in the future may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held through organizations that are participants in DTC.  Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds.  The laws of some states require that certain persons take physical delivery of securities in definitive form.  As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, and when indirectly they are called "indirect participants."  So long as Cede & Co., DTC's nominee, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note.  Except as provided below, owners of beneficial interests in a global note will:

•                    not be entitled to have certificates registered in their names;

•                    not receive physical delivery of certificates in definitive registered form; and

•                    not be considered holders of the global note.

If global notes are issued, we will pay interest, if any, and the repurchase price of a global note to Cede & Co., as the registered owner of the global note.  Neither we, the Trustee nor any paying agent will be responsible or liable:

•                    for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•                    for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Neither we, the Trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.  DTC has advised us that it will take any action permitted to be taken by a holder of Notes, including the presentation of Notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the Notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•                    a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•                    a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants.  Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations.  Some of the participants or their representatives, together with other entities, own DTC.  Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

We anticipate that, if the Notes are eligible for deposit with DTC, DTC will agree to the foregoing procedures to facilitate transfers of interests in a global note among participants.  However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

Following the issuance of global notes, we will issue Notes in definitive certificate form again only if:

•                    DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within ninety (90) days;

•                    an event of default shall have occurred and the maturity of the Notes shall have been accelerated in accordance with the terms of the Notes and any holder shall have requested in writing the issuance of definitive certificated notes; or

•                    we have determined in our sole discretion that Notes shall no longer be represented by global notes.

Information concerning the Trustee

We have appointed U.S. Bank National Association, the Trustee under the Indenture, as paying agent, conversion agent, note registrar and custodian for the Notes and Computershare Trust Company of Canada as Co-Trustee.  The Trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

The Indenture contains certain limitations on the rights of the Trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise.  The Trustee and its affiliates will be permitted to engage in other transactions with us.  However, if the Trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the Notes, the Trustee must eliminate such conflict or resign.

SELLING SECURITYHOLDERS

The following table sets forth information as of September 29, 2014, with respect to the Selling Securityholders for which Class A Common Shares and Notes are being registered for sale.  Except for the transactions described under "Prospectus Summary―Relationship to Selling Securityholders," the Selling Securityholders have not had any material relationship with us within the past three years.

The number of Class A Common Shares issuable upon conversion of the 2015 Notes shown in the tables below assumes conversion of the full amount of 2015 Notes held by each Selling Securityholder at an initial conversion rate of 285.71 Class A Common Shares per $1,000 principal amount of 2015 Notes (which is equivalent to a conversion price of $3.50 per share).  This conversion price is subject to adjustment in certain events.  Accordingly, the number of conversion shares may increase or decrease from time to time.  The aggregate principal amount of Interest Notes shown in the table represents the greatest aggregate principal amount of Interest Notes that would be issuable in connection with the payment of interest on the 2015 Notes and any previously issued Interest Notes on or prior to the maturity date of the Notes.

The tables below assumes for calculating each Selling Securityholders' beneficial percentage ownership that options, warrants and/or convertible securities that are held by each such Selling Securityholder and are exercisable or convertible within sixty (60) days from the date of this prospectus have been exercised or converted.  The tables below also assume (i) the sale of all of the Class A Common Shares and Notes registered for sale by the Selling Securityholders pursuant to this prospectus and (ii) that the Selling Securityholders do not acquire additional Class A Common Shares after the date of this prospectus and prior to completion of this offering.  However, no estimate can be made of the aggregate number of Class A Common Shares or the aggregate principal amount of Notes, as applicable, that will actually be offered hereby, or the aggregate number of Class A Common Shares or the aggregate principal amount of Notes, as applicable, that will be owned by each Selling Securityholder upon completion of the offering to which this prospectus relates.

			Class A Common Shares Beneficially owned after the offering
Securityholder for Which Class A Common Shares are Being Registered for Resale	Class A Common Shares Beneficially owned prior to this offering	Shares Registered for Resale	Number of Class A Common Shares	Percentage(1)
Archer Capital Master Fund, L.P.(2)	1,297,047(3)	330,571	1,297,047(3)	1.7%
Archer Crossbow Master Fund, LP(4)	118,449(5)	30,286	118,449(5)	*
GCOF Europe Sarl(6)(7)	9,467,925(8)	1,837,168	9,467,925(8)	12.4%
Hastings Master Fund, L.P(9)	171,440(10)	39,142	171,440(10)	*
Greywolf Overseas Intermediate Fund(6)(11)	4,694,240(12)	1,005,688	4,694,240(12)	6.2%
Robert John Morrison(13)	2,230,500(14)	171,428	2,230,500(14)	2.9%
Steelhead Navigator Master, L.P.(15)	19,667,244(16)	4,638,857	19,667,244(16)	25.9%
VR Global Partners, L.P.(17)	1,477,051(18)	600,000	1,477,051(18)	1.9%
VR Capital Group Ltd.(19)	26,471(20)	15,428	26,471(20)	*
West Face Long Term Opportunities Global Master L.P(21)	0(22)	1,928,285	0(22)	―
West Face Long Term Opportunities Master Fund L.P.(23)	0(24)	34,571	0(24)	―
West Face Long Term Opportunities (USA) Limited Partnership(25)	0(26)	28,000	0(26)	―

			Modified Notes Beneficially owned after the offering
Securityholder for Which Modified Notes are Being Registered for Resale	Modified Notes Beneficially owned prior to this offering (in US$)	Modified Notes Registered for Resale (in US$)	Modified Notes (in US$)	Percentage
GCOF Europe Sarl(7)	2,950,000	2,950,000	0	―
Steelhead Navigator Master, L.P.(15)	16,236,000	16,236,000	0	―
VR Global Partners, L.P. (17)	2,100,000	2,100,000	0	―
VR Capital Group Ltd.(19)	54,000	54,000	0	―
West Face Long Term Opportunities Global Master L.P.(21)	3,749,000	3,749,000	0	―
West Face Long Term Opportunities Master Fund L.P. (23)	121,000	121,000	0	―
West Face Long Term Opportunities (USA) Limited Partnership(25)	98,000	98,000	0	―

			Modified Notes Beneficially owned after the offering
Securityholder for Which New Notes are Being Registered for Resale	New Notes Beneficially owned prior to this offering (in US$)	New Notes Registered for Resale (in US$)	New Note (in US$)	Percentage
Archer Capital Master Fund, L.P.(2)	1,157,000	1,157,000	0	―
Archer Crossbow Master Fund, LP(4)	106,000	106,000	0	―
GCOF Europe Sarl(7)	3,480,091	3,480,091	0	―
Greywolf Overseas Intermediate Fund(11)	3,519,909	3,519,909	0	―
Hastings Master Fund, L.P.(9)	137,000	137,000	0	―
Robert John Morrison(13)	600,000	600,000	0	―
West Face Long Term Opportunities Global Master L.P.(21)	3,000,000	3,000,000	0	―

			Modified Notes Beneficially owned after the offering
Securityholder for Which Interest Notes are Being Registered for Resale	Interest Notes Beneficially owned prior to this offering (in US$)(27)	Interest Notes Registered for Resale (in US$)	Interest Notes (in US$)	Percentage
Archer Capital Master Fund, L.P. (2)	209,903	209,903	0	―
Archer Crossbow Master Fund, LP(4)	18,807	18,807	0	―
GCOF Europe Sarl(7)	1,164,383	1,164,383	0	―
Greywolf Overseas Intermediate Fund(11)	637,395	637,395	0	―
Hastings Master Fund, L.P.(9)	24,218	24,218	0	―
Robert John Morrison(13)	108,651	108,651	0	―
Steelhead Navigator Master, L.P. (15)	2,940,067	2,940,067	0	―
VR Global Partners, L.P. (17)	380,274	380,274	0	―
VR Capital Group Ltd.(19)	9,546	9,546	0	―
West Face Long Term Opportunities Global Master L.P.(21)	1,222,130	1,222,130	0	―
West Face Long Term Opportunities Master Fund L.P. (23)	21,390	21,390	0	―
West Face Long Term Opportunities (USA) Limited Partnership(25)	17,322	17,322	0	―

* Less than 1%.

(1)    Based on 76,076,686 Class A Common Shares outstanding on September 29, 2014.

(2)   We have been advised that Archer Capital Management, L.P., as investment manager of Archer Capital Master Fund, L.P. ("Archer"), Canton Holdings, L.L.C., as the general partner of Archer Capital Management, L.P., Joshua A. Lobel, as a principal of Canton Holdings, L.L.C., and Eric J. Edidin, as a principal of Canton Holdings, L.L.C., exercise voting and investment power over the Securities registered on behalf of Archer pursuant to this registration statement.  The registered address of Archer is c/o Walkers SPV Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9001 Cayman Islands.

(3)    Excludes 330,571 Class A Common Shares that may be issued to Archer upon conversion of the 2015 Notes that it holds.

(4)    We have been advised that Archer Capital Management, L.P., as investment manager of Archer Crossbow Master Fund, L.P. ("Archer Crossbow"), Canton Holdings, L.L.C., as the general partner of Archer Capital Management, L.P., Joshua A. Lobel, as a principal of Canton Holdings, L.L.C., and Eric J. Edidin, as a principal of Canton Holdings, L.L.C., exercise voting and investment power over the Securities registered on behalf of Archer Crossbow pursuant to this registration statement.  The registered address of Archer Crossbow is 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands.

(5)    Excludes 30,286 Class A Common Shares that may be issued to Archer Crossbow upon conversion of the 2015 Notes that it holds.

(6)    Each of GCOF Europe Sarl ("GCOF Europe") and Greywolf Overseas Intermediate Fund ("Greywolf Intermediate") is an affiliate of Greywolf Capital Management LP. Total beneficial ownership is approximately

18.6% of the outstanding Class A Common Shares for all of Greywolf Capital Management LP's affiliates, as calculated herein as of September 29, 2014.

(7)    We have been advised that Greywolf Event Driven Master Fund, as the sole shareholder of GCOF Europe, Greywolf Capital Management LP, the investment manager of Greywolf Event Driven Master Fund, Greywolf GP LLC, general partner of the investment manager, and Jonathan Savitz, sole managing member of Greywolf GP LLC, exercise voting and investment power over the Securities registered on behalf of GCOF Europe pursuant to this registration statement. Prior to July 1, 2014, certain of the Securities, including $1,071,000 aggregate principal amount of Modified Notes, $1,531,504 aggregate principal amount of New Notes and $9,543 aggregate principal amount of Interest Notes were held by GCP Europe Sarl, an affiliate of GCOF Europe.  The registered address of GCOF Europe is 21-25, Allee Scheffer, 4th Floor, Room 9, L-2520 Luxembourg.

(8)    As of September 29, 2014. Excludes (i) 1,837,168 Class A Common Shares that may be issued to GCOF Europe upon conversion of the 2015 Notes that it holds and (ii) a contingent value right held by GCOF Europe or any underlying securities that may be issuable by the Company to GCOF Europe pursuant to the terms of the contingent value right.  Includes 750,000 Class A Common Shares that may be issued to GCOF Europe upon exercise of certain warrants beneficially owned by GCOF Europe.  In addition to the Securities registered on behalf of GCOF Europe pursuant to this registration statement, 9,325,334 Class A Common Shares (including the 750,000 Class A Common Shares that may be issued to GCOF Europe upon exercise of certain warrants) are also registered for resale by GCOF Europe under the Company's registration statement filed with the SEC on Form F-3 (File No. 333-191955).

(9)   We have been advised that Archer Capital Management, L.P., as investment manager of Hastings Master Fund, L.P. ("Hastings"), Canton Holdings, L.L.C., as the general partner of Archer Capital Management, L.P., Joshua A. Lobel, as a principal of Canton Holdings, L.L.C., and Eric J. Edidin, as a principal of Canton Holdings, L.L.C., exercise voting and investment power over the Securities registered on behalf of Hastings pursuant to this registration statement.  The registered address of Hastings is c/o Maples Corporate Services Limited Ugland House, PO Box 309, George Town, Grand Cayman KY1-1104 Cayman Islands.

(10) Excludes 39,142 Class A Common Shares that may be issued to Hastings upon conversion of the 2015 Notes that it holds.

(11) We have been advised that Greywolf Capital Management LP, as investment manager of Greywolf Intermediate, Greywolf GP LLC, general partner of the investment manager, and Jonathan Savitz, sole managing member of Greywolf GP LLC, exercise voting and investment power over the Securities registered on behalf of Greywolf Intermediate pursuant to this registration statement. Prior to July 1, 2014, certain of the Securities were held by Greywolf Capital Overseas Fund II, an affiliate of Greywolf Intermediate.  The registered address of Greywolf Intermediate is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007 Cayman Islands.

(12) As of September 29, 2014. Excludes (i) 1,005,688 Class A Common Shares that may be issued to Greywolf Intermediate upon conversion of the 2015 Notes that it holds and (ii) a contingent value right held by Greywolf Intermediate or any underlying securities that may be issuable by the issuer to Greywolf Intermediate pursuant to the terms of the contingent value right.  In addition to the Securities registered on behalf of Greywolf Intermediate pursuant to this registration statement, 4,488,788 Class A Common Shares are also registered for resale by Greywolf Intermediate under the Company's registration statement filed with the SEC on Form F-3 (File No. 333-191955).

(13) The registered address of Mr. Morrison is 79 Hiawatha Road, Toronto ON  M4L 2X7.

(14) Excludes 171,428 Class A Common Shares that may be issued to Mr. Morrison upon conversion of the 2015 Notes that he holds.

(15) We have been advised that Steelhead Partners, LLC (and its member-managers J. Michael Johnston and Brian K. Klein), as the investment manager of Steelhead Navigator Master, L.P. ("Steelhead Navigator"), exercises voting and investment power over the Securities registered on behalf of Steelhead Navigator pursuant to this registration statement. The registered address of Steelhead Navigator is c/o Maples Corporate Services Limited, PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands.

(16) Excludes (i) 4,638,857 Class A Common Shares that may be issued to Steelhead Navigator upon conversion of the 2015 Notes that it holds and (ii) a contingent value right held by Steelhead Navigator or any underlying securities that may be issuable by the issuer to Steelhead Navigator pursuant to the terms of the contingent value right.  In addition to the Securities registered on behalf of Steelhead Navigator pursuant to this registration statement, (i) 11,707,979 Class A Common Shares are also registered for resale by Steelhead Navigator under the Company's registration statement filed with the SEC on Form F-3 (File No. 333-195992) and (ii) 7,959,265 Class A Common Shares are registered for resale by Steelhead Navigator under the Company's registration statement filed with the SEC on Form F-3 (File No. 333-186851).

(17) We have been advised that VR Advisory Services Ltd. ("VRASL"), as the general partner of VR Global Partners, L.P. ("VR Global"), and Richard Deitz, as a principal of VRASL, exercises voting and investment power over the Securities registered on behalf of VR Global pursuant to this registration statement.  The registered address of VR Global is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 Cayman Islands.

(18) Excludes 600,000 Class A Common Shares that may be issued to VR Global upon conversion of the 2015 Notes that it holds.

(19) We have been advised that Richard Deitz, as a principal of VR Capital Group, Ltd. ("VR Capital"), exercises voting and investment power over the Securities registered on behalf of VR Capital pursuant to this registration statement. The registered address of VR Capital is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 Cayman Islands.

(20) Excludes 15,428 Class A Common Shares that may be issued to VR Capital upon conversion of the 2015 Notes that it holds.

(21) We have been advised that West Face Capital Inc., as investment advisor of West Face Long Term Opportunities Global Master L.P. ("WF Global Master"), holds voting and investment power over the Securities registered on behalf of WF Global Master pursuant to this registration statement.  The registered address of WF Global Master is c/o CO Services Cayman Limited, Willow House, P.O. Box 10008, Cricket Square Grand Cayman KY1-1001 Cayman Islands.

(22) Excludes 1,928,285 Class A Common Shares that may be issued to WF Global Master upon conversion of the 2015 Notes that it holds.

(23) We have been advised that West Face Capital Inc., as investment advisor of West Face Long Term Opportunities Master Fund L.P. ("WF Master"), holds voting and investment power over the Securities registered on behalf of WF Master pursuant to this registration statement.  The registered address of WF Master is c/o CO Services Cayman Limited, Willow House, P.O. Box 10008, Cricket Square Grand Cayman KY1-1001 Cayman Islands.

(24) Excludes 34,571 Class A Common Shares that may be issued to WF Master upon conversion of the 2015 Notes that it holds.

(25) We have been advised that West Face Capital Inc., as investment advisor of West Face Long Term Opportunities (USA) Limited Partnership ("WF USA"), holds voting and investment power over the Securities registered on behalf of WF USA pursuant to this registration statement.  The registered address of WF USA is c/o Corporate Trust Centre, 1209 Orange Street, Wilmington, New Castle County, Delaware 19081.

(26) Excludes 28,000 Class A Common Shares that may be issued to WF USA upon conversion of the 2015 Notes that it holds.

(27) Represents the maximum aggregate principal amount of Interest Notes that may be issued to each Selling Securityholder on or prior to the maturity date of the Modified Notes, the New Notes and the Interest Notes.  As of September 29, 2014, the following aggregate principal amounts of Interest Notes were outstanding and beneficially owned by the Selling Securityholders: Steelhead Navigator - $59,532; WF Global Master - $24,746; GCOF Europe - $23,578; VR Global - $7,700; Greywolf Intermediate - $12,906; Archer - $4,243; Archer Crossbow - $388; and Mr. Morrison - $2,200.  On September 30, 2014, the Company will issue $1,029,693 aggregate principal amount of Interest Notes to the Selling Securityholders pursuant to a regular interest payment date.

PLAN OF DISTRIBUTION

Each Selling Securityholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of such Selling Securityholder's Securities covered by this prospectus on any securities exchange, market or trading facility on which the Securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  Each Selling Securityholder may use any one or more of the following methods when selling Securities:

•                    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                    block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                    an exchange distribution in accordance with the rules of the applicable exchange;

•                    privately negotiated transactions;

•                    settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                    in transactions through broker-dealers that agree with such Selling Securityholder to sell a specified number of such Securities at a stipulated price per share;

•                    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                    a combination of any such methods of sale; or

•                    any other method permitted pursuant to applicable law.

Our Class A Common Shares are listed for trading on the TSXV under the symbol "GRZ.V" and trade on the OTCQB under the symbol "GDRZF."  We do not intend to list the Notes on any securities exchange.  We cannot provide any assurance as to the liquidity of any trading market for the Notes that may develop.  In addition, the Modified Notes and the New Notes were issued under different CUSIP numbers and are not, and in the future will not be, fungible with each other or considered part of the same issue for federal income tax purposes.  The Interest Notes are also a different series of securities than the Modified Notes and New Notes.  As a result, the markets for the Modified Notes, the New Notes and the Interest Notes will be less liquid than if all such Notes were fungible with each one another.

Each Selling Securityholder may also sell Securities under Rule 144 or any other exemption from registration available to such Selling Securityholder under the Securities Act, if available, rather than under this prospectus.  Broker-dealers engaged by a Selling Securityholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown, in compliance with FINRA IM-2440.

In connection with the sale of the Securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume.  The Selling Securityholders may also sell Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities.  The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the Securities.

Because a Selling Securityholder may be deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.  Each Selling Securityholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Securities by such Selling Securityholder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to the Securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Securities by the Selling Securityholders or any other person.  We will make copies of this prospectus available to the Selling Securityholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXCHANGE CONTROLS

There are currently no laws, decrees, regulations or other legislation in Canada that restricts the export or import of capital or that affects the remittance of dividends, interest or other payments to non-resident holders of our Class A Common Shares other than withholding tax requirements.  There is no limitation imposed by Canadian law or by our Articles of Continuance (which are deemed to be the Articles of Incorporation of the Company upon the Continuance under the ABCA) or by-laws on the rights of a non-resident of Canada to hold or vote our Class A Common Shares, other than as provided in the North American Free Trade Agreement Implementation Act (Canada) and in the Investment Canada Act, as amended by the World Trade Organization Agreement Implementation Act.

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a "non-Canadian" of "control of a Canadian business," all as defined in the Investment Canada Act.  Generally the threshold for review will be higher in monetary terms, and in certain cases an exemption will apply, for an investor ultimately controlled by persons who are nationals of a WTO Member or have the right of permanent residence in relation thereto.

INSPECTION OF DOCUMENTS

Copies of the documents referred to in this prospectus, or in the registration statement, may be inspected at our corporate office at 926 W. Sprague Avenue, Suite 200, Spokane, Washington 99201, during normal business hours.

TAXATION

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders

Certain material U.S. federal income tax considerations.  The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of Notes and Class A Common Shares (collectively, the "Transactions") by U.S. Holders (as defined below).

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder.  This summary does not address the tax consequences of acquiring additional Class A Common Shares pursuant to the purchase rights under the Company's rights plan.  In addition, this summary does not take into account the U.S. federal income tax consequences related to any facts or circumstances of any particular U.S. Holder.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder.  Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal income tax consequences of the Transactions.

Authorities.  This summary is based on the Code, temporary, proposed and final Treasury Regulations promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof.  All of the authorities on which this summary is based are subject to differing interpretations and could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.  In such event, the U.S. federal income tax consequences applicable to a U.S. Holder could materially differ from those described in this summary.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders.  For purposes of this summary, a "U.S. Holder" is a beneficial owner of Notes or Class A Common Shares that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust, if (1) a court within the U.S. can exercise primary supervision over the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996, and validly elected to be treated as a U.S. person.

Non-U.S. Holders.  For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Notes or Class A Common Shares other than a U.S. Holder.  A non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal income tax consequences (including the potential application of and operation of any income tax treaties) of the Transactions.

U.S. Holders subject to special U.S. federal income tax rules not addressed.  This summary applies only to U.S. Holders that hold the Notes and Class A Common Shares as "capital assets" within the meaning of Section 1221 of the Code, and it does not purport to deal with U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) are dealers in securities, commodities or currencies, or U.S. Holders that are traders in securities or commodities that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) are subject to the alternative minimum tax under the Code; (f) own Notes or Class A Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (g) acquired Notes or Class A Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (h) hold the Notes or Class A Common Shares other than as capital assets within the meaning of Section 1221 of the

Code; or (i) own (directly, indirectly, or constructively) 10% or more, by voting power or value, of our outstanding shares.  U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal income tax consequences of the Transactions.

If a partnership holds the Notes or Class A Common Shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  This summary does not address partnerships or partners in partnerships.  A person that is a partner in a partnership holding the Notes or Class A Common Shares should consult its own financial advisor, legal counsel or accountant regarding the tax consequences of the Transactions.

Tax consequences other than U.S. federal income tax consequences to U.S. Holders not addressed.  Other than the discussion of certain Canadian tax consequences set forth below, this summary does not address the consequences arising under U.S. federal estate, gift, or excise tax laws or the tax laws of any applicable foreign, state, local or other jurisdiction.  Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the consequences of any of these laws on the Transactions.  In addition, this summary does not address the U.S. tax consequences to non-U.S. Holders.  Each non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. tax consequences of the Transactions.

We have determined that we are a "passive foreign investment company" under the Code and, as a result, there may be adverse U.S. tax consequences for U.S. Holders.  U.S. Holders should be aware that we have determined that we were a PFIC under Section 1297(a) of the Code for the taxable year ended December 31, 2013, and we expect to be a PFIC for the taxable year ending December 31, 2014, and for the foreseeable future.  As a result, a U.S. Holder generally will be subject to adverse U.S. federal income tax consequences, such as (i) being subject to U.S. federal income tax at the highest rates applicable to ordinary income on at least a portion of any "excess distribution" and gain on the sale of Notes and Common Shares, as well as incurring an interest charge on the tax due thereon, or (ii) at the election of the U.S. Holder, current taxation on either (A) certain of our income or gains, regardless of whether any cash representing such income or gain has been distributed, or (B) any increase in the fair market value of the Class A Common Shares as of the taxable year end, regardless of whether such gain has been realized on a disposition of such Class A Common Shares.  These adverse U.S. federal income tax consequences are described more fully below.

Additional adverse tax consequences could result to U.S. Holders of Notes or Class A Common Shares for any taxable year in which we are (or were) a PFIC and have one or more non-U.S. subsidiaries that is also a PFIC as to such U.S. Holders.  These adverse U.S. federal income tax consequences are described more fully below.

Notes

Taxation of Interest

For U.S. federal income tax purposes, OID generally exists for debt with a term of greater than one year if the stated redemption price at maturity of the Notes (generally all payments required under the Notes other than qualified stated interest) exceeds the issue price of the Notes by more than a de minimis amount.  Qualified stated interest is stated interest that is unconditionally payable in cash or property (excluding debt instruments of the issuer) at least annually at a single fixed rate.  For debt with a term of one year or less, no interest is treated as qualified stated interest.  Since interest on the 2015 Notes and the Interest Notes will be paid in Interest Notes, and certain of the Interest Notes will have a term of one (1) year or less, the stated interest on the Notes will not be treated as qualified stated interest.  The issue price of the Notes should equal the face amount of the Notes.  Therefore, the Notes' stated redemption price at maturity will exceed the issue price.

The de minimis amount is an amount equal to one-fourth (¼) of 1% multiplied by the stated redemption price at maturity of the Notes and the number of complete years to maturity of the Notes from the issue date.  It is anticipated that the OID on all of the Notes with a term of greater than one (1) year will exceed the de minimis amount.  Therefore, each U.S. Holder will generally be required to include the OID on the Notes with terms of greater than one (1) year in its income as it accrues, regardless of its regular method of tax accounting, using a constant yield method, possibly before such U.S. Holder receives any payment attributable to such income.

For Interest Notes with terms of one (1) year or less, for U.S. Holders that are individuals or that otherwise utilize the cash basis of accounting for U.S. tax purposes, such U.S. Holders are not required to accrue OID, unless they elect to do so.  For U.S. Holders that are accrual basis taxpayers or cash basis taxpayers who elect, such U.S. Holders will be required to accrue OID on either a straight-line basis or under the constant-yield method, based on daily compounding.  If a U.S. Holder is not required and does not elect to include OID in income currently, any gain such U.S. Holder realizes on the sale or retirement of Interest Notes with a term of one year or less will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless such U.S. Holder make an election to accrue the OID under the constant-yield method, through the date of sale or retirement.  However, if a U.S. Holder is not required and does not elect to accrue OID, such U.S. Holder will be required to defer deductions for interest on borrowings allocable to Interest Notes with a term of one (1) year or less in an amount not exceeding the deferred income until the deferred income is realized.

If a U.S. Holder purchases Notes for an amount that is less than or equal to the sum of all amounts payable on the Notes after the purchase date but that is greater than the amount of the Notes' adjusted issue price, the excess is acquisition premium.  If the U.S. Holder does not make the election described below to treat all interest as OID, then such U.S. Holder must reduce the daily portions of OID by a fraction equal to: (i) the excess of the U.S. Holder's adjusted basis in the Notes immediately after purchase over the adjusted issue price of the Notes, divided by (ii) the excess of the sum of all amounts payable  on the Notes after the purchase date over the Notes' adjusted issue price.

A U.S. Holder may elect to include in gross income all interest that accrues on the Notes using the constant-yield method described above, with the modifications described below.  For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.  If a U.S. Holder makes this election for their Notes, then, when he or she applies the constant-yield method (i) the issue price of the Notes will equal the U.S. Holder's cost, (ii) the issue date of the Notes will be the date they were acquired by the U.S. Holder and (iii) no payments on the Notes will be treated as payments of qualified stated interest.

Generally, this election will apply only to the Notes for which it is made.  However, if the Notes have amortizable bond premium, the U.S. Holder will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that the U.S. Holder holds as of the beginning of the taxable year to which the election applies or any taxable year thereafter.  Additionally, if a U.S. Holder makes this election for a market discount Note, the U.S. Holder will be treated as having made the election discussed below under "―Market Discount and Amortizable Bond Premium" to include market discount in income currently over the life of all debt instruments having market discount that the U.S. Holder acquires on or after the first day of the first taxable year to which the election applies.  A U.S. Holder may not revoke an election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

The rules regarding OID are complex.  Accordingly, each U.S. Holder is urged to consult its own financial advisor, legal counsel or accountant regarding the OID rules and their application to the Notes.

Market Discount and Amortizable Bond Premium

A U.S. Holder that acquires a Note (excluding an Interest Note with a term of one (1) year of less) at a "market discount," that is, at a price less than the Note's stated redemption price at maturity, may be affected by the market discount rules of the Code.  Subject to a de minimis exception, the market discount rules generally require a U.S. Holder who acquires the Notes at a market discount to treat any principal payment on the Notes and any gain recognized on any disposition of the Notes as ordinary income to the extent of the accrued market discount, not previously included in income, at the time of the principal payment or the disposition of the Notes.  In general, the amount of market discount that has accrued is determined on a straight-line basis over the remaining term of Notes as of the time of acquisition, or, at the election of the U.S. Holder, on a constant yield basis.  An election to apply the constant yield method applies only to the Notes with respect to which it is made and it may not be revoked without the consent of the IRS.

A U.S. Holder of the Notes acquired at a market discount also may elect to include the market discount in income as it accrues, rather than deferring the income inclusion until the time of a principal payment or the disposition of the Notes.  If a U.S. Holder so elects, the rules discussed above with respect to ordinary income recognition resulting from the payment of principal on the Notes would not apply, and the U.S. Holder's tax basis in the Notes would be increased by the amount of the market discount included in income at the time it accrues.

However, because we have been and expect to continue to be a PFIC, any gain on the disposition of the Notes will nonetheless still be treated as ordinary income as discussed below.  This election would apply to all market discount obligations acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and could not be revoked without the consent of the IRS.

A U.S. Holder may be required to defer until maturity of the Notes (or, in certain circumstances, an earlier disposition) the deduction of all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry the Notes with market discount, unless the U.S. Holder elects to include market discount in income on a current basis.

If a U.S. Holder acquires the Notes for a price that exceeded the Notes' stated redemption price at maturity, the U.S. Holder generally will be considered to have acquired the Notes with "amortizable bond premium."  A U.S. Holder may elect to amortize amortizable bond premium on a constant yield basis.  The amount amortized in any year generally will be treated as a deduction against the U.S. Holder's interest income on the Notes.  If the amortizable bond premium allocable to a year exceeds the amount of interest income allocable to that year, the excess is allowed as a deduction for that year but only to the extent of the U.S. Holder's prior inclusions of interest income (net of any deductions for bond premium) with respect to the Notes.  The premium on the Notes held by a U.S. Holder that does not make the amortization election will decrease the gain or increase the loss otherwise recognizable on the disposition of the Notes.  The election to amortize the premium on a constant yield basis generally applies to all bonds held by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Conversion of 2015 Notes

A U.S. Holder generally will not recognize any income, gain or loss upon conversion of the 2015 Notes into Class A Common Shares, except with respect to (i) cash received in lieu of a fractional Class A Common Share, or (ii) Class A Common Shares that are attributable to accrued but unpaid interest not previously included in gross income.  To the extent the Company pays cash to a U.S. Holder upon a conversion of the 2015 Notes instead of delivering Class A Common Shares, such U.S. Holder should recognize gain or loss, if any, in the same manner as described below under "―Sale, Retirement or Other Taxable Disposition of the Notes."  Cash received in lieu of a fractional Class A Common Share upon conversion will be treated as a payment in exchange for such fractional share.  Accordingly, the receipt of cash in lieu of a fractional Class A Common Share generally will be treated as described below under "The Class A Common Shares."  Amounts that are attributable to accrued but unpaid interest generally will be taxable to the U.S. Holder as ordinary interest income to the extent not previously included in gross income.

A U.S. Holder's initial tax basis in the Class A Common Shares received on conversion of the 2015 Notes will be the same as the U.S. Holder's adjusted tax basis in the 2015 Notes at the time of conversion, reduced by any tax basis allocable to a fractional share treated as exchanged for cash.  However, the tax basis of Class A Common Shares received upon a conversion with respect to accrued but unpaid interest should equal the fair market value of such Class A Common Shares.  The holding period for the Class A Common Shares received on conversion generally will include the holding period of the 2015 Notes that are converted.  To the extent any Class A Common Shares issued upon a conversion are allocable to accrued interest, however, the U.S. Holder's holding period for such Class A Common Shares may commence on the day following the date of delivery of the Class A Common Shares.

Constructive dividends

The conversion rate of the 2015 Notes is subject to adjustment under certain circumstances.  Under Section 305 of the Code, adjustments to the conversion rate that increase a U.S. Holder's proportionate share of our assets or our earnings may in certain circumstances result in a constructive dividend that is taxable to such U.S. Holder to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles.  Generally, an increase in the conversion rate pursuant to a bona-fide reasonable formula that has the effect of preventing the dilution of the interest of U.S. Holders in the 2015 Notes will not be considered to result in a constructive dividend.  However, certain adjustments provided in the 2015 Notes (including, without limitation, adjustments to the conversion rate of the 2015 Notes in connection with cash dividends to our shareholders) will not qualify as being pursuant to a bona-fide reasonable formula.  If such adjustments are made, a U.S. Holder will, to the extent of our current and accumulated earnings and profits, be deemed to have received a constructive dividend even though such U.S. Holder has not received any cash or property as a result of the adjustment.  In addition, a failure to adjust the conversion price of the 2015 Notes to reflect a stock dividend or similar event could in some circumstances give rise to a constructive dividend to U.S. Holders of shares of Class A Common Shares.

Sale, Retirement or Other Taxable Disposition of the Notes

Upon a sale, taxable exchange, retirement, redemption, repurchase or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount received upon such taxable disposition (less any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income, if not previously included in gross income) and the U.S. Holder's adjusted tax basis in the Notes at that time.  A U.S. Holder's adjusted tax basis in the Notes will generally be equal to U.S. Holder's purchase price for the Notes as adjusted by adding any OID or market discount previously included in income with respect to the Notes, and then subtracting any payments on the Notes that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on the Notes.

Loss realized by a U.S. Holder on the sale, taxable exchange, retirement or other taxable disposition of  Notes generally will be treated as U.S. source capital loss, and will be long-term capital loss if, at the time of sale, exchange, retirement or other taxable disposition, the Notes have been held for more than one year; otherwise, the capital loss will be short-term.  The deductibility of capital losses is subject to limitations.

Since we are, have been, and expect to continue to be a PFIC, a U.S. Holder generally will, upon disposition of the Notes at a gain, be liable to pay U.S. federal income tax at the highest tax rate on ordinary income in effect for each year to which the income is allocated plus interest on the tax, as if the gain had been recognized ratably over each day in the U.S. Holder's holding period for the Notes while we were a PFIC.

The Class A Common Shares

Passive foreign investment company (PFIC)

Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are PFICs.  A non-U.S. corporation will be considered a PFIC if 75% or more of its gross income (including a pro rata share of the gross income of any company (U.S. or non-U.S.) in which the corporation is considered to own 25% or more of the shares by value) in a taxable year is passive income (the "Income Test").  Alternatively, a non-U.S. corporation will be considered a PFIC if at least 50% of the assets (averaged over the four quarter ends for the year) of the corporation (including a pro rata share of the assets of any company of which the corporation is considered to own 25% or more of the shares by value) in a taxable year are held for the production of, or produce, passive income (the "Asset Test").

For the taxable year ended December 31, 2013, we determined that we were a PFIC.  In addition, we expect that we will be a PFIC for the taxable year ending December 31, 2014, and, as a result, will be treated as a PFIC for such taxable year.  The determination of whether we and any of our subsidiaries will be a PFIC for a taxable year depends on (i) the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and (ii) our, and our subsidiaries', assets and income over the course of each such taxable year.  As a result, whether we and any of our subsidiaries will be PFICs for any taxable year cannot be predicted with certainty as of the date of this prospectus.  Accordingly, there can be no assurance that we and any of our subsidiaries will or will not be a PFIC for any taxable year.  However, we expect that we will continue to be a PFIC for each subsequent taxable year prior to the year any production begins, and this summary is based on that expectation.

For taxable years in which we are a PFIC, each U.S. Holder, in the absence of an election by such U.S. Holder to treat the Company as a "qualified electing fund" (a "QEF election"), or an election by such U.S. Holder to "mark-to-market" his or her Class A Common Shares (a "MTM election"), as discussed below, will, upon certain distributions by the Company or upon disposition of the Class A Common Shares at a gain, be liable to pay U.S. federal income tax at the highest tax rate on ordinary income in effect for each year to which the income is allocated plus interest on the tax, as if the distribution or gain had been recognized ratably over each day in the U.S. Holder's holding period for the Class A Common Shares while we were a PFIC.

A U.S. Holder who owns the Class A Common Shares during a period when we are a PFIC will be subject to the foregoing PFIC rules, even if we cease to be a PFIC, unless such U.S. Holder makes a QEF election in the first year of the U.S. Holder's holding period for the Class A Common Shares and in which we are considered a PFIC (a "timely QEF election").  A U.S. Holder who makes such a timely QEF election will be entitled to treat any future gain on the sale of the Class A Common Shares as capital gain.  Additionally, a U.S. Holder who makes a QEF election will, for each taxable year we are a PFIC, include in income a pro rata share of our ordinary earnings as ordinary income and a pro rata share of any of our net capital gain as long-term capital gain, subject to a separate election to defer payment of taxes (which deferral is subject to an interest charge).  For the U.S. Holder to make the QEF election, we must agree to supply annually to the U.S. Holder the "PFIC Annual Information Statement" described in Treasury Regulations and permit the U.S. Holder access to certain information in the event of an audit by the U.S. tax authorities.  We will prepare and make the statement available to U.S. Holders, and will permit access to the information.

Treasury Regulations provide that a holder of an option, warrant or other right to acquire stock of a PFIC, such as a convertible note, may not make a QEF election that will apply to the convertible note or to the stock subject to the convertible note.  Under Treasury Regulations, if a U.S. Holder holds a note that is convertible into stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon conversion of the note shall include the period that the convertible note was held.  The general effect of these rules is that (a) under the adverse taxation rules for PFICs discussed above, excess distributions and gains realized on the disposition of Class A Common Shares in a PFIC received upon conversion of 2015 Notes will be spread over the entire holding period for the 2015 Notes and the Class A Common Shares acquired thereby and (b) if a U.S. Holder makes a QEF election upon conversion of the 2015 Notes and receipt of the Class A Common Shares, that election generally will not be a timely QEF election with respect to such Class A Common Shares and thus the adverse taxation rules with respect to PFICs discussed above will continue to apply.

Therefore, U.S. Holders that receive Class A Common Shares upon the conversion of 2015 Notes will not be able to make a timely QEF election with respect to such Class A Common Shares.  However, it appears that U.S. Holders receiving Class A Common Shares upon the conversion of 2015 Notes should be able to avoid the adverse taxation rules for PFICs discussed above with respect to future excess distributions and gains if such U.S. Holders make a QEF election effective as of the first day of the taxable year of such U.S. Holders beginning after the receipt of such Class A Common Shares and such U.S. Holders also make an election to recognize gain (which will be taxed under the adverse taxation rules for PFICs rules discussed above) as if such Class A Common Shares were sold on such date at fair market value (a "Gain Recognition Election").

A U.S. Holder who receives Class A Common Shares upon the conversion of 2015 Notes and makes a Gain Recognition Election as described above and a QEF election effective as of the first day of the taxable year of such U.S. Holder beginning after the receipt of such Class A Common Shares (and complies with certain U.S. federal income tax reporting requirements), should not have any material adverse U.S. federal income tax consequences as a result of the QEF election if we have no ordinary earnings or net capital gains during such taxable year.  We currently expect that we will not have any ordinary earnings or net capital gains in future years in which we may be a PFIC.  However, no assurance can be given as to this expectation.  Each U.S. Holder is urged to consult its own financial advisor, legal counsel, or accountant concerning the application of the U.S. federal income tax rules governing PFICs to its particular circumstances.

Each U.S. Holder choosing to make a QEF election would be required annually to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with such U.S. Holder's timely filed U.S. federal income tax return (or directly with the IRS if the U.S. Holder is not required to file an income tax return).  Such U.S. Holder must include on IRS Form 8621 its income as reflected in the PFIC Annual Information Statement it receives from us.  If we determine that we were a PFIC during the taxable year, within two months after the end of each such taxable year we will make available the PFIC Annual Information Statement.

As part of the Hiring Incentives to Restore Employment Act of 2010 (the "Hiring Incentives Act"), new reporting requirements were added under Section 1298(f) of the Code for U.S. Holders who are shareholders in a PFIC (the "Section 1298(f) Requirements").  On December 31, 2013, the IRS and Treasury released Temporary and Proposed Treasury Regulations that clarify the Section 1298(f) Requirements. Additionally, the IRS and Treasury released an updated IRS Form 8621 and accompanying instructions to accompany a U.S. Holder's income tax return.  The Temporary Treasury Regulations are effective for tax years ending on or after December 31, 2013.  With certain exceptions, the Temporary Treasury Regulations require U.S. Holders who are, direct or indirect, shareholders in a PFIC to file the Form 8621 with their annual income tax return.  The Section 1298 Requirements are complex and vary depending on a U.S. Holder's specific circumstances.  Therefore, you should consult your financial advisor, legal counsel, or accountant regarding the specific reporting obligations to you (including as a result of the Hiring Incentives Act).

As an alternative to the QEF election, a U.S. Holder may make an MTM election with respect to the Class A Common Shares.  The MTM election requires that the PFIC stock in question be "marketable stock" as defined under the rules governing the MTM election.  The Class A Common Shares currently are marketable stock as required under the MTM rules.  If a U.S. Holder makes the MTM election, it must recognize as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year (or actual disposition of the Class A Common Shares) between the fair market value of the Class A Common Shares and the adjusted tax basis in the Class A Common Shares.  Losses would be allowed only to the extent of net mark-to-market gain previously included in income by the U.S. Holder under the election for prior taxable years.  If the U.S. Holder makes the MTM election, distributions from us with respect to the Class A Common Shares will be treated as if we are not a PFIC, except that the lower tax rate on dividends for U.S. Holder that are individuals would not be applicable.

In addition, special rules would apply to U.S. Holders of the Class A Common Shares for any taxable year in which we are a PFIC and have one or more subsidiaries that is also a PFIC as to such U.S. Holder (a "Subsidiary PFIC").  In such case, U.S. Holders of the Class A Common Shares generally would be deemed to own their proportionate interest in any Subsidiary PFIC and be subject to the PFIC rules with respect to such Subsidiary PFIC regardless of the percentage ownership of such U.S. Holders in us.  If one of our subsidiaries is a PFIC and a U.S. Holder does not make a QEF election as to such subsidiary, as described above, the U.S. Holder could incur liability for the deferred tax and interest charge described above if the Subsidiary PFIC makes a distribution, or an interest in the Subsidiary PFIC is disposed of in whole or in part, or the U.S. Holder disposes of all or part of its Class A Common Shares.  A QEF election must be made separately for each PFIC and thus a QEF election made with respect to us will not apply to any Subsidiary PFIC.  If one of our subsidiaries is a PFIC, a QEF election for such subsidiary could accelerate the recognition of taxable income and may result in the recognition of ordinary income.  Additionally, a U.S. Holder of Class A Common Shares that has made a MTM election for his or her Class A Common Shares could be subject to the PFIC rules with respect to the income of a Subsidiary PFIC even though the value of the Subsidiary PFIC has already been subject to tax as a result of the MTM election.  A MTM election would not be permitted for a Subsidiary PFIC.

Due to the complexity of the PFIC, QEF and MTM elections rules, a U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding our and our subsidiaries' status as PFICs and the eligibility, manner and advisability of making a QEF election or a MTM election and how the PFIC rules may affect the U.S. federal income tax consequences of a U.S. Holder's acquisition, ownership and disposition of Notes and Class A Common Shares.

Taxation of Distributions

Generally speaking, the gross amount of any dividend (including any Canadian income taxes withheld) paid by a corporation out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation.  Distributions in excess of a corporation's current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) are generally treated as a non-taxable return of capital to the extent of a U.S. Holder's basis in the corporation's stock and thereafter as capital gain.  Subject to certain limitations, any Canadian tax withheld is generally creditable or deductible against a U.S. Holder's U.S.  federal income tax liability.

As discussed above, we are and expect to continue to be a PFIC.  As a result, the general rules for distributions, including the rules for crediting or deducting any Canadian taxes withheld, may be overridden by the PFIC rules discussed above.  The rules applicable to distributions from a PFIC are complex and depend, in part, on whether a U.S. Holder has made a QEF and MTM election.  As a result, each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. tax treatment of distributions received with respect to Class A Common Shares.

Sale or Exchange of Class A Common Shares

Upon a sale or other taxable disposition of stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the stock. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.  A U.S. Holder's gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes.

As discussed above, we are and expect to continue to be a PFIC.  As a result, the general rules for recognizing gain or loss on a sale or other taxable disposition of the Class A Common Shares may be overridden by the PFIC rules discussed above.  The rules applicable to sales or other taxable dispositions of stock in a PFIC are complex and depend, in part, on whether a U.S. Holder has made a QEF and MTM election.  As a result, each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. tax treatment of a sale or other taxable disposition of the Class A Common Shares.

Other Considerations

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income generally includes its dividend or interest income and its net gains from the disposition of securities, unless such dividend or interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  U.S. Holders are urged to consult their own financial advisors, legal counsel, or accountants regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the Notes and Class A Common Shares.

Information with Respect to Foreign Financial Assets

Owners of "specified foreign financial assets" with an aggregate value in excess of $50,000 (and in some circumstances a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities.  The Notes and Class A Common Shares may be subject to these rules. U.S. Holders are urged to consult their own financial advisors, legal counsel, or accountants regarding the application of these rules to their ownership of the Notes and Class A Common Shares.

Information Reporting; Backup Withholding Tax

In general, interest payments, dividend payments, other taxable distributions on the Class A Common Shares, proceeds from the disposition of Class A Common Shares or Notes, and other so-called "reportable payments" as defined by the Code paid by a U.S. paying agent or other U.S. intermediary to a non-corporate U.S. Holder may be subject to information reporting to the IRS and possible U.S. backup withholding (currently imposed at a rate of 28%). Backup withholding generally would not apply to a U.S. Holder that timely furnishes a correct taxpayer identification number and makes any other required certifications or if the U.S. Holder is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a substitute Form W-9.

Amounts withheld as backup withholding may be credited against the U.S. Holder's U.S. federal income tax liability. Additionally, a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding regime by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and backup withholding tax rules.

The foregoing summary does not discuss all aspects of U.S. taxation that may be relevant to particular U.S. Holders in light of their particular circumstances and income tax situations.  U.S. Holders should consult their own financial advisors, legal counsels, or accountants as to the particular tax consequences to them of the Transactions, including the effect of any US federal, state, local, foreign or other tax laws.

Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a purchaser who holds, as beneficial owner, 2015 Notes, including entitlement to all payments thereunder (whether pursuant to the restructuring of the 2014 Notes into Modified Notes or pursuant to the issue of New Notes) and who at all relevant times, for purposes of the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder (the "Regulations"), deals at arm's length with us (a "Holder").

This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date hereof and the current administrative and assessing practices and policies of the Canada Revenue Agency (the "CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or any administrative or assessing practice or policy of the CRA, whether by judicial, administrative or legislative decision or action, nor does it take into account provincial, territorial or foreign income tax considerations which may differ significantly from the Canadian federal income tax considerations described herein.

This summary is not exhaustive of all Canadian federal income tax considerations that may be relevant to a particular Holder. This summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular Holder. In particular, this summary does not address whether the 2015 Notes could be qualified investments under the Tax Act and the Regulations for a trust governed by a registered retirement savings plan ("RRSP"), registered retirement income fund ("RRIF"), deferred profit sharing plan, registered education savings plan, tax free savings account ("TFSA") or registered disability savings plan or the 2015 Notes could be prohibited investments for a trust governed by an RRSP, RRIF or TFSA. Accordingly, prospective Holders should consult their own tax advisors with respect to their particular circumstances.

Residents of Canada

The following portion of this summary is generally applicable only to a Holder who, at all relevant times, for purposes of the Tax Act, is or is deemed to be resident in Canada, is not affiliated with us and holds the 2015 Notes as capital property (a "Resident Holder"). Generally, the 2015 Notes will be considered to be capital property to a Resident Holder provided that the Resident Holder does not acquire, use or hold such 2015 Notes in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Resident Holders whose 2015 Notes might not otherwise qualify as capital property may make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the 2015 Notes and every "Canadian security" (as defined in the Tax Act) owned by such Resident Holder in the taxation year of election and all subsequent taxation years deemed to be capital property.

The following portion of this summary is not applicable to a Resident Holder: (i) that is a "financial institution" or a "specified financial institution" (as defined in the Tax Act), (ii) an interest in which would be a "tax shelter investment" (as defined in the Tax Act), (iii) that makes or has made a "functional currency" election under the Tax Act to determine its "Canadian tax results" (as defined in the Tax Act) in a currency other than Canadian currency or (iv) that has entered into or will enter into a "derivative forward agreement" (as defined in the Tax Act) in respect of the 2015 Notes. Any such Resident Holder to which this summary does not apply should consult its own tax advisor with respect to the tax consequences of acquiring, holding and disposing of the 2015 Notes.

Interest

A Resident Holder that is a corporation, partnership, unit trust or a trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year all interest on a 2015 Note that accrues or is deemed to accrue to such Resident Holder to the end of that taxation year or that becomes receivable or is received by such Resident Holder before the end of that taxation year (including by way of the issue of an Interest Note), to the extent that such interest was not otherwise included in computing the Resident Holder's income for the year or for a preceding taxation year.

Any other Resident Holder, including an individual or a trust (other than a trust described in the preceding paragraph), will be required to include in computing its income for a taxation year all interest on the 2015 Notes that is received or receivable by such Resident Holder in that taxation year (depending on the method regularly followed by the Resident Holder in computing income) to the extent that such interest was not otherwise included in computing the Resident Holder's income for the year or a preceding taxation year.

Any amount paid by us to a Resident Holder as a penalty or bonus because of the redemption or purchase of a 2015 Note before the maturity thereof will generally be deemed to be interest received at that time by the Resident Holder and will be required to be included by the Resident Holder in computing its income as described above to the extent that such amount can reasonably be considered to relate to, and does not exceed the value at the time of redemption or purchase of, the interest that would have been paid or payable by us on the 2015 Notes for our taxation year ending after the redemption or purchase.

Dispositions of 2015 Notes

On a disposition or a deemed disposition of a 2015 Note (including a redemption or purchase by us, or a repayment at maturity but not including a conversion of the 2015 Note), a Resident Holder will generally be required to include in computing its income for the taxation year in which the disposition occurs all interest that accrued on the 2015 Note to the date of disposition, except to the extent that such interest has otherwise been included in the Resident Holder's income for that taxation year or a preceding taxation year.

In addition, such a disposition or deemed disposition of a 2015 Note will generally give rise to a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any amount included in the Resident Holder's income as interest, exceed (or are less than) the aggregate of the adjusted cost base of the 2015 Note to the Resident Holder immediately before the disposition and any reasonable costs of disposition.

Generally, one-half of a capital gain (a "taxable capital gain") will be included in the Resident Holder's income, and one-half of a capital loss (an "allowable capital loss") must be deducted against taxable capital gains realized by such Resident Holder in the same taxation year. Any excess of allowable capital losses over taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation years and applied against net taxable capital gains realized in such years in accordance with the detailed rules contained in the Tax Act. Capital gains realized by an individual or by most trusts may give rise to liability for alternative minimum tax.

Additional Refundable Tax

A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional 6 2/3% tax (refundable in certain circumstances) on its "aggregate investment income," which generally includes interest income and taxable capital gains.

Foreign Exchange

The 2015 Notes are denominated in U.S. dollars. All amounts relating to the acquisition, holding or disposition of 2015 Notes must be converted into Canadian dollars for the purposes of the Tax Act. A Resident Holder of 2015 Notes may realize a capital gain or loss by virtue of fluctuations in the Canadian dollar/U.S. dollar exchange rate. In addition, the Canadian dollar amount of accrued interest included in the Resident Holder's income will be affected by fluctuations in Canadian dollar/U.S. dollar exchange rates.

Acquisition, Holding and Disposition of Class A Common Shares on Conversion of 2015 Notes

Where a Resident Holder acquires Class A Common Shares on conversion of a 2015 Note pursuant to the conversion privilege, the Resident Holder will not be considered to realize a capital gain (or capital loss) on the conversion. The cost to the Resident Holder of the Class A Common Shares acquired on the conversion will be equal to the Resident Holder's adjusted cost base of the 2015 Note immediately before the conversion.  The adjusted cost base to the Resident Holder of any Class A Common Shares acquired on the conversion will be determined by averaging the cost of the Class A Common Shares so acquired with the adjusted cost base of all other Class A Common Shares held by such Resident Holder as capital property.  If the Resident Holder receives any amount in respect of interest that has accrued to the time of conversion, such amount so received will be included in the Resident Holder's income except to the extent that it has otherwise been included in income.

A Resident Holder who disposes of or is deemed to have disposed of a Class A Common Share will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Class A Common Share exceed (or are exceeded by) the aggregate of the adjusted cost base of such Class A Common Share and any reasonable costs of disposition. In certain circumstances, the amount of any resulting capital loss must be reduced to the extent of any dividends or deemed dividends received by the Resident Holder on the Class A Common Share, to the extent and under the circumstances set forth in the detailed provisions of the Tax Act. Any such capital gain or capital loss will be subject to the tax treatment described above under "―Dispositions of 2015 Notes."

Dividends (including deemed dividends) received on Class A Common Shares by a Resident Holder who is an individual (and certain trusts) will be included in income and be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by an individual from taxable Canadian corporations. An enhanced dividend tax credit will be available in respect of "eligible dividends" (as defined in the Tax Act) paid by us and designated as eligible dividends.

Dividends (including deemed dividends) received on common shares by a Holder that is a corporation will be included in income and normally be deductible in computing such corporation's taxable income. However, the Tax Act will generally impose a 331⁄3% refundable tax on such dividends received by a corporation that is a private corporation or a subject corporation for purposes of Part IV of the Tax Act to the extent that such dividends are deductible in computing the corporation's taxable income.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act is not and is not deemed to be a resident of Canada, does not use or hold the 2015 Notes in carrying on a business in Canada and deals at arm's length with any transferee resident or deemed resident in Canada to whom the Holder disposes of 2015 Notes (a "Non-Resident Holder"). The following portion of this summary does not apply to a Non-Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

Principal and Interest

No Canadian withholding tax will apply to interest, principal or premium paid or credited by us on the 2015 Notes to a Non-Resident Holder, or to the proceeds received by a Non-Resident Holder on a disposition or deemed disposition of a 2015 Note, including a redemption or purchase by us, or a repayment at maturity, provided that either:

(1)                the Non-Resident Holder is neither a "specified shareholder", as defined for the purposes of the thin-capitalization rules contained in subsection 18(4) of the Tax Act, of us nor a person that does not deal at arm's length with such a "specified shareholder" of us; or

(2)                the deduction of such interest by us is not disallowed by virtue of the thin-capitalization rules contained in the Tax Act.

Based on our current circumstances, it is not expected that the thin-capitalization rules would apply to deny a deduction for any interest on the 2015 Notes.  However, we are not in a position to express a legal opinion at this time because the application of these rules will depend among other things on future facts and circumstances as well as the circumstances of the Non-Resident Holders.

No other taxes on income or gains will be payable under the Tax Act by a Non-Resident Holder on interest, principal or premium or on the proceeds received by such Non-Resident Holder on the disposition or deemed disposition of a 2015 Note, including a redemption or purchase by us or a repayment at maturity.

The 2015 Notes should be considered to be standard convertible debentures in accordance with the administrative policies of the CRA.  Accordingly no Canadian withholding tax should be considered to arise on a conversion of the 2015 Notes into Class A Common Shares or the transfer of the 2015 Notes.

Acquisition, Holding and Disposition of Class A Common Shares

Dividends on Class A Common Shares paid or credited to a Non-Resident Holder by us are subject to Canadian non-resident withholding tax at the rate of 25%, subject to a reduction of such rate under an applicable income tax convention. Where the Non-Resident Holder is a resident of the United States and is entitled to the full benefits of the Canada-United States Income Tax Convention (the "Convention"), the rate of withholding tax on such dividends is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a Non-Resident Holder that is a corporation beneficially owning at least 10% of our voting shares). Under the Convention, dividends paid by us to certain religious, scientific, charitable, certain other tax-exempt organizations and certain pension organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian non-resident withholding tax. Provided that certain administrative procedures are observed regarding registration of such organizations, we will not be required to withhold such tax from dividends paid to such organizations. If qualifying organizations fail to follow the required administrative procedures, we will be required to withhold tax and the organizations will have to file with the CRA a claim for refund to recover amounts withheld.

A Non-Resident Holder will generally not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition of a Class A Common Share unless the Class A Common Share constitutes "taxable Canadian property" (as defined in the Tax Act) at the time of the disposition. A Class A Common Share that is listed on a designated stock exchange (which currently includes the TSXV) will generally not be taxable Canadian property to a Non-Resident Holder unless at any time during the 60-month period immediately preceding the disposition:

(i)                  (a) the Non Resident Holder, (b) persons with whom the Non Resident Holder does not deal at arm's length, (c) (under a Proposed Amendment) partnerships in which the Non Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) the Non Resident Holder together with such persons, owns 25% or more of the issued shares of any class or series of our capital stock; and

(ii)                more than 50% of the fair market value of the Class A Common Shares was derived directly or indirectly from certain resource properties, timber resource properties or real or immovable properties situated in Canada (or a combination thereof).

We expect that the second test will not be met and as a result the Class A Common Shares should not generally be taxable Canadian property.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the Notes offered by this prospectus has been passed upon for us by Baker & McKenzie LLP. The validity of the Class A Common Shares offered by this prospectus and certain other matters has been passed upon for us by Norton Rose Fulbright Canada LLP.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our annual report on Form 40-F filed with the SEC on April 29, 2014 have been audited by PricewaterhouseCoopers LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

The ABCA, under which the Company is incorporated, permits a corporation to indemnify its directors and officers, including those of its subsidiaries, for costs, charges and expenses, including amounts paid to settle an action or satisfy any judgment reasonably incurred in respect of any civil, criminal or administrative action or proceeding, if such director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

ALBERTA LAW

Section 124 of the ABCA is set forth in its entirety as follows. All capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the ABCA.

124(1)   Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)    the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

(2)   A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

(3)  Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)    was substantially successful on the merits in the person's defence of the action or proceeding,

(b)    fulfils the conditions set out in subsection (1)(a) and (b), and

(c)    is fairly and reasonably entitled to indemnity.

(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4)   A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a)    in the person's capacity as a director or officer of the corporation, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)    in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)  A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6)  On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

THE COMPANY'S BY-LAWS

Sections 5.01 through 5.06 of our by-laws are set forth in their entirety as follows. All capitalized terms used herein but not otherwise defined shall have the meanings as set forth in our by-laws.

5.01                Limitation of Liability

No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith and with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.02                Indemnity

The Corporation shall, to the maximum extent permitted under the Act or otherwise by law, indemnify a director or officer of the Corporation, a former director or officer of the Corporation, and a person who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she is made a party to or involved by reason of that association with the Corporation or such other entity.

5.03                Advance Of Costs

The Corporation shall, to the maximum extent permitted under the Act or otherwise by law, advance moneys to an individual referred to in Section 5.02 to defray the costs, charges and expenses of a proceeding referred to in Section 5.02 provided such individual shall repay the moneys advanced if the individual does not fulfil the conditions set forth in the Act.

5.04                Court Approval

                  The Corporation shall use reasonable commercial efforts to obtain any court or other approvals necessary for any indemnification pursuant to Sections 5.02.

5.05                Indemnities Not Exclusive

The rights of any person to indemnification granted by the Act or this by-law are not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors, at law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and will enure to the benefit of the heirs and legal representatives of that person.

5.06                Insurance

The Corporation may purchase, maintain or participate in insurance for the benefit of the persons referred to in Section 5.02 as the board may from time to time determine.

***

We also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains various industry exclusions and no claims have been made thereunder to date.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.  Exhibits.

(a)                Exhibits

Exhibit Number	Description
4.1

Indenture, dated May 18, 2007, by and among Gold Reserve Inc., and The Bank of New York Mellon, as successor in interest to The Bank of New York, as Trustee, and the Co-Trustee named therein, incorporated by reference to Exhibit 7.1 to the Company's Registration Statement on Form F-10 (File No. 333-142944) filed with the SEC on May 14, 2007.

4.2

First Supplemental Indenture, dated as of December 4, 2012, among Gold Reserve Inc., U.S. National Bank Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee, filed with the SEC on Form 6-K (File No. 001-31819) on December 6, 2012.

4.3

Second Supplemental Indenture, dated as of June 18, 2014, among Gold Reserve Inc., U.S. National Bank Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee, filed with the SEC on Form 6-K (File No. 001-31819) on June 20, 2014.

4.4

Third Supplemental Indenture, dated as of September 24, 2014, among Gold Reserve Inc., U.S. National Bank Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee, filed with the SEC on Form 6-K (File No. 001-31819) on September 25, 2014.

4.5

Articles of Continuance (which are deemed to be the Articles of Incorporation of the Company upon the Continuance under the ABCA), filed with the SEC on Form 6-K (File No. 001-31819) on September 19, 2014.

4.6	By-law No. 1, filed with the SEC on Form 6-K (File No. 001-31819) on September 19, 2014.
4.7	Form of Certificate for the Class A Common Shares, filed with the SEC on Form 6-K (File No. 001-31819) on September 19, 2014.
4.8	Amended and Restated Shareholder Rights Plan Agreement (including form of Rights Certificate), filed with the SEC on Form 6-K (File No. 001-31819) on May 14, 2009.
4.9	First Amendment to Amended and Restated Shareholder Rights Plan Agreement, filed with the SEC on Form 6-K (File No. 001-31819) on June 4, 2012.
5.1*	Opinion of Baker & McKenzie LLP (U.S. counsel to the Company).
5.2*	Opinion of Norton Rose Fulbright Canada LLP (Alberta counsel to the Company).
23.1*	Consent of Baker & McKenzie LLP (incorporated by reference to Exhibit 5.1 to this registration statement).
23.2*	Consent of Norton Rose Fulbright Canada LLP (incorporated by reference to Exhibit 5.2 to this registration statement).
23.3**	Consent of PricewaterhouseCoopers LLP.
24*	Power of Attorney.
25

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as the Trustee under the Indenture, incorporated by reference to Exhibit 25.1 to Amendment No. 2 the Company's Application for Qualification of Indentures under the Trust Indenture Act of 1939 on Form T-3/A, filed with the SEC on October 26, 2012.

__________

* Previously filed.

** Filed herewith.

Item 10.  Undertakings.

(a)                The undersigned registrant hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)                That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)                 The undersigned registrant hereby undertakes that:

(1)                For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post‑Effective Amendment No. 2 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on September 30, 2014.

GOLD RESERVE INC.

By: /s/ Rockne J. Timm

Rockne J. Timm

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Rockne J. Timm
Rockne J. Timm	Chief Executive Officer, Director and its Principal Executive Officer	September 30, 2014
/s/ Robert A. McGuinness
Robert A. McGuinness	Vice President of Finance, Chief Financial Officer, and its Principal Financial and Accounting Officer

September 30, 2014

*
A. Douglas Belanger	President and Director	September 30, 2014
*
James P. Geyer	Director	September 30, 2014
*
James H. Coleman	Non-Executive Chairman and Director	September 30, 2014
*
Patrick D. McChesney	Director	September 30, 2014
*
Chris D. Mikkelsen	Director	September 30, 2014
*
J.C. Potvin	Director	September 30, 2014

Gold Reserve Inc. By: /s/ Mary E. Smith Name: Mary E. Smith Title: Vice President - Administration and Secretary	Authorized Representative in the United States	September 30, 2014

*By: /s/ Rockne J. Timm
Attorney-in-fact

EXHIBIT INDEX
Exhibit Number	Description
4.1

Indenture, dated May 18, 2007, by and among Gold Reserve Inc., and The Bank of New York Mellon, as successor in interest to The Bank of New York, as Trustee, and the Co-Trustee named therein, incorporated by reference to Exhibit 7.1 to the Company's Registration Statement on Form F-10 (File No. 333-142944) filed with the SEC on May 14, 2007.

4.2

First Supplemental Indenture, dated as of December 4, 2012, among Gold Reserve Inc., U.S. National Bank Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee, filed with the SEC on Form 6-K (File No. 001-31819) on December 6, 2012.

4.3

Second Supplemental Indenture, dated as of June 18, 2014, among Gold Reserve Inc., U.S. National Bank Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee, filed with the SEC on Form 6-K (File No. 001-31819) on June 20, 2014.

4.4

Third Supplemental Indenture, dated as of September 24, 2014, among Gold Reserve Inc., U.S. National Bank Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee, filed with the SEC on Form 6-K (File No. 001-31819) on September 25, 2014.

4.5

Articles of Continuance (which are deemed to be the Articles of Incorporation of the Company upon the Continuance under the ABCA), filed with the SEC on Form 6-K (File No. 001-31819) on September 19, 2014.

4.6	By-law No. 1, filed with the SEC on Form 6-K (File No. 001-31819) on September 19, 2014.
4.7	Form of Certificate for the Class A Common Shares, filed with the SEC on Form 6-K (File No. 001-31819) on September 19, 2014.
4.8	Amended and Restated Shareholder Rights Plan Agreement (including form of Rights Certificate), filed with the SEC on Form 6-K (File No. 001-31819) on May 14, 2009.
4.9	First Amendment to Amended and Restated Shareholder Rights Plan Agreement, filed with the SEC on Form 6-K (File No. 001-31819) on June 4, 2012.
5.1*	Opinion of Baker & McKenzie LLP (U.S. counsel to the Company).
5.2*	Opinion of Norton Rose Fulbright Canada LLP (Alberta counsel to the Company).
23.1*	Consent of Baker & McKenzie LLP (incorporated by reference to Exhibit 5.1 to this registration statement).
23.2*	Consent of Norton Rose Fulbright Canada LLP (incorporated by reference to Exhibit 5.2 to this registration statement).
23.3**	Consent of PricewaterhouseCoopers LLP.
24*	Power of Attorney.
25

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as the Trustee under the Indenture, incorporated by reference to Exhibit 25.1 to Amendment No. 2 the Company's Application for Qualification of Indentures under the Trust Indenture Act of 1939 on Form T-3/A, filed with the SEC on October 26, 2012.

__________

* Previously filed.

** Filed herewith.